SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☑  Definitive Proxy Statement
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CAMAC ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2011
May 13, 2011

Dear Stockholder:

On behalf of the Board of Directors of CAMAC Energy Inc. (the “Company”), I invite you to attend our 2011 Annual Meeting of Stockholders.  We hope you can join us.  The annual meeting will be held:

At:	JW Marriott Houston 5150 Westheimer Houston, TX 77056

On:	Friday, June 24, 2011

Time:	10:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2010 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities.  You will also have an opportunity to meet the directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s auditors, the approval of an amendment to our 2009 Equity Incentive Plan that increases the number of shares of common stock available for issuance under the 2009 Equity Incentive Plan, an advisory vote on the compensation of our management, an advisory vote on the frequency of the advisory vote on the compensation of our management and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, by casting your vote via mail, telephone or any other method permitted by the voting instructions that accompany this Proxy Statement.  You may revoke your proxy at any time before it is exercised.  Regardless of the number of Company shares you own, your vote is important.

If you have any questions about the Proxy Statement, please contact Clark Moore, corporate counsel and Secretary, at (415) 685-5622.

Thank you for your continuing interest in CAMAC Energy Inc.  We look forward to seeing you at our Annual Meeting.

Dr. Kase Lukman Lawal
Chief Executive Officer

CAMAC ENERGY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 24, 2011

To the Stockholders of CAMAC Energy Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of CAMAC Energy Inc., a Delaware corporation (the “Company”), will be held on Friday, June 24, 2011, at 10:00 a.m., local time, at the JW Marriott Houston, 5150 Westheimer, Houston, TX 77056, for the following purposes:

1.
To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To approve an amendment to our 2009 Equity Incentive Plan (the “Plan”) that increases the number of shares of common stock available for issuance under the Plan by 6,000,000;

4.	To hold a non-binding, advisory vote on the compensation of the Company’s management;

5.	To hold a non-binding, advisory vote on the frequency of the advisory vote on the compensation of the Company’s management; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 4, 2011 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment.  In accordance with the rules of the Securities and Exchange Commission (the “SEC”), on or before May 13, 2011, we will send our Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the record and beneficial owners of our common stock as of the close of business on the Record Date.  In accordance with the SEC’s rules, we will also post all of our proxy materials at the website address(es) specified in our Notices of Internet Availability of Proxy Materials no later than May 13, 2011.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice.  Our 2010 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Meeting.  We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Meeting in person, please vote your shares promptly by casting your vote via the Internet, by telephone, or by facsimile if permitted by the voting instructions sent to you, or, if you receive a full set of proxy materials or request one be sent to you, and prefer to submit your proxy or voter instructions by mail, please complete and return your proxy card or voting instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.

If you plan to attend the Meeting, please notify us of your intentions.  This will assist us with meeting preparations.  If your shares are not registered in your own name and you would like to attend the Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being sent to you and any other information forwarded to you by your broker, trust, bank or other holder of record to obtain a valid proxy from it.  This will enable you to gain admission to the Meeting and vote in person.

By order of the Board of Directors,

May 13, 2011
Dr. Kase Lukman Lawal
Chief Executive Officer

1330 Post Oak Boulevard, Suite 2575
Houston, Texas 77056
(713) 797-2940
_________________

PROXY STATEMENT
___________________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of CAMAC Energy Inc., a Delaware corporation (the “Company,” “CAMAC Energy,” “we” or “us”), for the 2011 Annual Meeting of Stockholders (the “Meeting”).  The Meeting is to be held at 10:00 a.m., local time, on Friday, June 24, 2011, and at any adjournment or adjournments thereof, at the JW Marriott Houston, 5150 Westheimer, Houston, TX 77056.

The date on which the Proxy Statement and form of proxy are intended to be sent or made available to stockholders is on or about May 13, 2011.

The purpose of the Meeting is to seek stockholder approval of five proposals:  (i) electing seven directors to the Board; (ii) ratifying the appointment of the Company’s accountants for fiscal year 2011; (iii) approving an increase in the number of shares available for issuance under our 2009 Equity Incentive Plan; (iv) holding an advisory vote on the compensation of our management; and (v) holding an advisory vote on the frequency of the advisory vote on the compensation of our management.

Who May Vote

Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on May 4, 2011 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, by contacting our Corporate Secretary at the executive offices of the Company at:

Corporate Secretary
CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2575
Houston, Texas 77056

The presence at the Meeting of holders of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum.  Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections appointed for the Meeting. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting [and abstain], the Inspector of Elections will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. The Company has designated Issuer Direct Corporation, the Company’s proxy management service, as the Inspector of Elections for the Meeting.

As of the Record Date, we had issued and outstanding 154,365,701 shares of Common Stock.   Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting.  No other class of voting securities was outstanding as of the Record Date.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that is being sent to you.  If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials sent to you, you can also vote by mail by completing, dating and signing the proxy or voting instruction form and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.  You may submit your vote over the Internet, telephone or any other proxy method permitted by your proxy instructions until 11:59 pm (Eastern) on June 23, 2011.  If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the day before the Annual Meeting.

Voting by telephone is not available to persons outside of the United States.  Complete instructions for voting by any of the above methods are included on your proxy card or voting instruction form, which are available under the methods described in the Notice of Internet Availability of Proxy Materials sent to you.  If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will not be voted with respect to the election of the nominees for director set forth herein, (unless you are a registered holder, in which case the shares will be voted FOR the nominees for director set forth herein), FOR the ratification of RBSM LLP as the Company’s independent registered public accounting firm, the approval of an increase in the number of shares authorized to be issued under our 2009 Equity Incentive Plan, the advisory vote on the compensation of our management and the advisory vote on the frequency of the advisory vote on the compensation of our management representing the option of once every three years as the frequency with which stockholders are provided an advisory vote on management compensation.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters.  Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Meeting are uncontested.  In uncontested elections, directors are elected by plurality of the votes cast at the meeting.  Proposals 2, 3 and 4 (Ratification of Independent Auditors; Approval of Amendment to Increase Available Shares under 2009 Equity Incentive Plan; and Advisory Vote on Management Compensation) requires the vote of a majority, and Proposal 5, Advisory Vote on the Frequency of the Advisory Vote on Management Compensation, requires a plurality, of the shares present in person or by proxy and entitled to vote at the Meeting for approval.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of or against such matter, and will also not be counted as shares voting on such matter.  Accordingly, abstentions, withheld votes and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, the approval of an amendment to our 2009 Equity Incentive Plan that increases the number of shares of Common Stock available for issuance under the Plan, an advisory vote on management compensation, an advisory vote on the frequency of the advisory vote on management compensation and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.  Brokers are permitted, but not required, to use discretionary authority to vote shares on routine matters such as the ratification of the selection of the independent registered public accounting firm, but are not permitted to use discretionary authority to vote shares on non-routine matters such as the election of directors, the approval of an amendment to the Plan that increases the number of shares of Common Stock available for issuance under the Plan, an advisory vote on management compensation and an advisory vote on the frequency of the advisory vote on management compensation.

You may also vote in person at the meeting.  Instructions for voting in person are included in the Notice of Internet Availability of Proxy Materials sent to you.  If your shares are held through a broker, trust, bank or other nominee, please refer to the Notice of Internet Availability of Proxy Materials sent to you and any other information forwarded to you by such holder of record to obtain a valid proxy from it.  If your shares are held this way, you will need to bring your legal proxy with you to the Annual Meeting in order to vote in person.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials that you receive.  You may also revoke your proxy by mail by requesting a copy be sent to you, executing a subsequently-dated proxy or voter instructions card and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States.  You may also revoke your proxy by your attendance and voting in person at the Annual Meeting by following the instructions to vote in person that have been sent to you.  Mere attendance at the meeting will not revoke a proxy or voter instructions.  We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting.  You may revoke your vote over the Internet until 11:59 pm (Eastern) on June 23, 2011.  If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Annual Meeting.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to vote your shares as described above.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone.  The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2010 Annual Report, this Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2010 Annual Report, this Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials for future stockholder meetings of the Company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, and you would like to receive a single copy of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials that is addressed to you and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that (i) a director is named as a nominee for election to the board of directors, (ii) a director may be a recipient of equity grants under the 2009 Equity Incentive Plan, and (iii) the outcome of the advisory votes on management compensation and the frequency of the advisory vote on management compensation manner affect Board decisions regarding management compensation.

No Adverse Interests of Officers or Directors

None of the Company’s executive officers or directors is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Director Nominees and Executive Officers

Set forth below are the names of our current directors standing for re-election, proposed new director nominees and principal executive officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years. Directors are elected at each annual meeting of stockholders, and each executive officer serves until his resignation, death, or removal by the Board of Directors.

Name	Age	Position(s)

Dr. Kase Lukman Lawal	56	Chief Executive Officer, Chairman and Director
Abiola L. Lawal	46	Executive Vice President and Chief Financial Officer
Dr. Lee Patrick Brown	73	Director
William J. Campbell	52	Director Nominee
J. Kent Friedman	67	Director Nominee
John Hofmeister	63	Director
Ira Wayne McConnell	58	Director Nominee
Hazel R. O’Leary	74	Director

DR. KASE LUKMAN LAWAL.  Dr. Lawal has served on the Company’s Board of Directors since April 2010, as the Company’s Chairman since May 2010, and as the Company’s Chief Executive Officer since April 2011.  As Chairman of CAMAC International Corporation (“CAMAC”), Dr. Kase Lawal leads a diverse group of affiliated companies that comprise the second largest African-American owned corporation in the United States. He is also chairman of CAMAC’s Allied Energy Corporation. Committed to public service, he contributes valuable leadership as a commissioner on the Port of Houston Authority and as vice chairman of the Houston Airport Development System Corporation. He is also a member of the National Urban League’s Board of Directors and the Fisk University Board of Trustees. Dr. Lawal is a member of the board of directors and a majority shareholder in Unity National Bank, the only federally-insured and licensed African American-owned bank in Texas.  In September 2010, Dr. Lawal was appointed to, and continues to serve as a member of, President Obama’s Advisory Committee for Trade Policy and Negotiation.  Dr. Lawal earned a bachelor’s degree in chemistry from Texas Southern University and an MBA in finance and marketing from Prairie View A&M University in Prairie View, Texas. He was awarded an honorary doctorate in philosophy from Fort Valley (Georgia) State University and an honorary doctorate in humane letters from Texas Southern University.

ABIOLA L. LAWAL.  Mr. Abiola Lawal has served as the Executive Vice President and Chief Financial Officer since May 2010.  Prior to joining the Company, Mr. Lawal served from August 2008 to April 2010 as the Executive Vice President and Chief Strategy Officer of CAMAC International Corporation (“CAMAC”), a privately-held $2 billion revenue international oil and gas company, and Allied Energy Plc, a wholly-owned subsidiary of CAMAC, both headquartered in Houston, Texas.  Prior to CAMAC, Mr. Lawal served from July 2008 to August 2008 as Co-founder, Chief Executive Officer and Vice Chairman of Innovatum Technologies, a privately-held technology outsourcing and training company headquartered in Lagos, Nigeria.  Prior to Innovatum Technologies, from September 2005 to June 2008 Mr. Lawal was Group Chief Strategy Officer of Oando Plc, a $2.5 billion revenue Nigerian and Johannesburg Stock Exchange-listed oil and gas company headquartered in Lagos, Nigeria.  He also served during this period as Executive Director of Oando Plc’s Gas & Power Division.  During Mr. Lawal’s tenure at Oando Plc, he also served as Director of several of its subsidiaries, including Gaslink Ltd, Oando Ghana and Akute Power Ltd., and also represented Oando Plc management on the Oando Plc Board of Directors’ Finance & Strategy Committee.  While at Oando Plc, Mr. Lawal also served as the Chairman of its Management Tender Committee, which was responsible for reviewing high procurement value items, as well as Chairman of the Oando Plc Investment Review Committee.

Prior to joining Oando Plc, Mr. Lawal served in a number of strategic planning, technology implementation and consultative roles for several Fortune 500 clients:  from February 2003 to September 2005, Mr. Lawal worked as a Senior Manager in the Business Strategy & Transformation Group with SAP America Inc. at its Irvine, California location; from May 2002 to February 2003, he served as the Chief Executive Officer of eWorldtrack Mobile Technologies, Inc., a development-stage GPS technology tracking and communications company located in Anderson, South Carolina; and from July 1996 to January 1997, he worked as a Financial Analyst on the Balanced Scorecard Project in the Financial Planning Department for Walt Disney Company out of its offices in Anaheim, California.  Mr. Lawal also worked as a Manager for Ernst & Young LLP and later Cap Gemini out of its offices located in Irvine, California from August 1997 to May 2002.

Mr. Lawal holds an MBA from the Paul Merage School of Business at the University of California, Irvine, and a Bachelor of Science in Economics and minor in Finance from the University of Ilorin, Nigeria, and is a Member of the UK-based Institute of Directors.  Mr. Lawal has written a number of articles in the business press and he is a regular contributor to CNBC Africa and CNBC America on energy issues and opportunities.  Mr. Lawal has no family relationship with Dr. Kase Lawal, the Company’s Chairman.

DR. LEE PATRICK BROWN.  Dr. Brown has served on the Company’s Board of Directors since April 2010.  Capping a career of public service dedicated to law enforcement, Dr. Lee P. Brown was elected Mayor of the City of Houston on December 6, 1997, sworn in on January 2, 1998; and reelected in 1999 and again in 2001, serving the maximum of three terms in office.  Prior to his election as Mayor of the Nation’s fourth-largest city, Dr. Brown served in President Bill Clinton’s Cabinet as Director of the White House Office of National Drug Control Policy from 1993 to 1996. Dr.  Brown rose through the law enforcement ranks - first as a patrolman with the San Jose, California Police Department; then as a Sheriff of Multnomah County, Oregon; followed by Commissioner of Public Safety in Atlanta, Georgia; Chief of Police in Houston, Texas; and Police Commissioner for New York City, New York.

Dr. Brown has an undergraduate degree in criminology from Fresno State University, a master’s degree in sociology from San Jose State University and holds a master’s degree and doctorate degree in criminology from the University California at Berkeley, where he also is an UC-Berkeley Fellow. He was selected as UC-Berkeley’s 2004 Alumnus of the Year.  He also holds honorary doctorate degrees from Florida International University, Portland State University, State University of New York, Fresno State University, John Jay College of Criminal Justice, Paul Quinn College and Howard University. He is an honorary visiting professor at four universities in China.

Dr. Brown also has been a part time Professor at San Jose State University; Professor and Chairman of the Department of Administration of Justice at Portland State University; Associate Director of the Institute for Urban Affairs and Research and Professor of Public Administration at Howard University; University Professor at Texas Southern University; and a Senior Scholar at the James A. Baker III Institute for Public Policy and Professor of Sociology at Rice University. After leaving the Office of the Mayor, he served as a Visiting Scholar in the School of Social Sciences at Rice University.

Dr. Brown is currently the Chairman and CEO of Brown Group International, member of the Board of CAMAC International Corporation and Chairman of the Board of Unity National Bank.

WILLIAM J. CAMPBELL. Mr. Campbell has nearly thirty years of experience in the legal, investment and energy industries with a diverse background in management, finance, legal, land and marketing.  Since 2006, Mr. Campbell has served as owner and managing director of PPPCo-CB Energy, LLC, a Houston, Texas-based private and gas exploration and production company, and since 1997 Mr. Campbell has served as owner and managing director of CB Energy, LLC, a Houston, Texas-based private oil and gas exploration and production company.  From 1991 to 1996, Mr. Campbell served as principal, vice president and corporate counsel of Houston, Texas-based Fremont Energy Corporation, a Bechtel Family company, where Mr. Campbell managed the company’s domestic and international energy asset portfolio and directed the company’s commercial, banking, and legal activities, and from 1985 through 1991, Mr. Campbell served as counsel and manager for Bechtel Investments, Inc. in Houston, Texas, managing its oil and gas marketing and land/legal operations.  In 1982, Mr. Campbell started his professional career at the Houston, Texas law firm of Reynolds, Allen & Cook.

Mr. Campbell is very active in community and civic affairs.   His service includes:   The Kinkaid School Board of Trustees of Houston since 2007, and its Advancement, Finance & Building Committees since 2002; on the Board of Directors of the Houston Country Club from 2005 to 2007; the Institute for Molecular Medicine as a Founding Trustee and Scientific Advisory Board Member since 2001; on the Development Board of the University of Texas Health Science Center since 1991-Chairman 2002-2003; on the Advisory Board of Amegy Bank of Texas, N.A. since 1998; on the Endowment Board and a Jr. Warden and a Senior Council Representative of St. Martin’s Episcopal Church since 2004; on the Board of the Daniel and Edith Ripley Foundation since 2005; on the Board of the Bayou City Pump Co. since 2010; a member of the Advance Team Board of M.D. Anderson since 2005; and on the Texas Children’s Hospital Individuals Committee since 2005.

Mr. Campbell earned his B.B.A. in Petroleum Land Management/Finance from the University of Texas at Austin, and his J.D. degree from South Texas College of Law, and also studied law at Cambridge University and completed the J.P. Morgan Corporate Finance Program, New York.

J. KENT FRIEDMAN.  Mr. Friedman is a veteran corporate and transactional lawyer with a long history of contributing to the civic and cultural life of Houston, Texas.  Mr. Friedman is currently a partner in the Public Law Practice Group in the Houston office of Haynes and Boone, LLP, which he joined in January of 2011, and since May of 2000 has served as Vice Chairman of the Board and General Counsel of MAXXAM Inc., a Houston-based diversified, non-reporting public holding company with extensive interests in various businesses.  Prior to joining MAXXAM, from 1982 to 1999 Mr. Friedman was a partner of the law firm Mayor, Day, Caldwell & Keeton, where he was one of the founding partners and served as the Managing Partner for over a decade.

During his career, Mr. Friedman has represented and served with numerous well-known institutions in Houston, including:  as chairman of the board of the Harris County-Houston Sports Authority since 2007; as former chairman and on the advisory board of the Hermann Park Conservancy since 1995; as a director of the Harris County Precinct One Street Olympics since 1986; as a director of the Meinike Car Care Bowl since 2008; as a director of the Leo Baeck Educational Center Foundation since 1992; as a member of the Tulane University President’s Council since 2001; and as General Counsel of the Houston Astros from 1974 to 1976.  He was also appointed as the Trustee of the Blind Trust established by Mayor Robert C. Lanier in 1992, and in that capacity was responsible for operating the various business enterprises of Mayor Lanier until he left office at the end of 1997.

He has also been extremely active in political affairs of the Houston community, serving as Campaign or Finance Chair for numerous elected officials including former Mayors Fred Hofheinz, Jim McConn, and Lee Brown, and former Congressmen Mickey Leland and Craig Washington.

Mr. Friedman earned B.B.A. and J.D. degrees from Tulane University and a Master of Laws Degree from Boston University.

JOHN HOFMEISTER.  Mr. Hofmeister has served on the Company’s Board of Directors since April 2010.  Upon retirement from Shell Oil Company in July 2008, Mr. Hofmeister founded the not-for-profit (501(c)(3)), nationwide membership association, Citizens for Affordable Energy, which he currently heads.  This Washington D.C.-registered, public policy education firm exists to promote sound U.S. energy security solutions for the nation, including a range of affordable energy supplies, efficiency improvements, essential infrastructure, sustainable environmental policies and public education on energy issues.

Mr. Hofmeister was named President of Houston-based Shell Oil Company in March 2005, heading the U.S. Country Leadership Team, which included the leaders of all Shell businesses operating in the United States.  He became President after serving as Group Human Resource Director of the Shell Group, based in The Hague, The Netherlands.

A business leader who has participated in the inner workings of multiple industries for over 36 years, Mr. Hofmeister also has held key leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International).  Mr. Hofmeister serves as Chairman of the National Urban League and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee and the Sodexo Business Advisory Board.  He also serves as a non-executive director of Hunting PLC, a London-based supplier to the oil and gas industry (since August 2009), and Lufkin Industries, Inc., a Lufkin, Texas-based supplier of oilfield and power transmission products (since January 2010).  He serves on the boards of the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future.  Mr. Hofmeister is a Fellow of the National Academy of Human Resources.  He also is a past Chairman and serves as a Director of the Greater Houston Partnership.

Mr. Hofmeister earned Bachelor’s and Master’s Degrees in Political Science from Kansas State University.

IRA WAYNE McCONNELL.  Mr. McConnell is the Managing Partner of Houston, Texas-based McConnell & Jones LLP, Certified Public Accountants, where he is responsible for guiding the strategic direction of the firm and has overall responsibility for management of administrative functions, accounting, and information technology and is also Partner-In-Charge of the firm’s assurance practice.  He founded McConnell & Jones in July of 1987.

Mr. McConnell is also active in the public services sector, serving as a board member of the Houston Division of the American Heart Association since 2003, as a board member of the SouthWest Affiliate of the American Heart Association since 2008, and as the former Chairman of the Audit Committee of the American Heart Association National Board.  Mr. McConnell also currently serves:  on the Board of Directors for the Greater Houston Partnership (since 2001) and as its former chairman of the Audit and Finance Committees; on the Board of Governors of the Houston City Club (since 2008); on Grambling State University’s Black & Gold Foundation (since 2005); and on the Board of Directors for the United Way of the Texas Gulf Coast, where he served on the Audit Committee since 2008, as the Audit Committee Chair since 2010, on the Executive Committee since 2010, and on the Finance Committee from 1996 to 1999.  Mr. McConnell also previously served on the Houston Museum of African American Culture’s Board of Directors and as its Finance Committee Chair from 2005 to 2010.

Mr. McConnell earned his B.B.A. in Accounting from Grambling State University, and his M.B.A., Accounting, from Louisiana Tech University, and is a Certified Public Accountant licensed to practice in the states of Texas, Tennessee, Georgia, Illinois, New Jersey, and the District of Columbia, is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, and the Houston Chapter of the Texas Society of Certified Public Accountants.

HAZEL R. O’LEARY.  Ms. O’Leary has served on the Company’s Board of Directors since April 2010.  Since 2004, Ms. O’Leary has served as the President of Fisk University in Nashville, Tennessee.  She also currently serves on the board of directors of the ITC Holdings, Corp. She serves on the non-profit boards of Nashville Alliance for Public Education, Nashville Business Community for the Arts and Arms Control Association. Ms. O’Leary served as an assistant attorney general and assistant prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and served as Assistant Secretary of Energy under President Jimmy Carter. Ms. O’Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named vice president and general counsel of O’Leary and Associates, a company focused on international economics and energy. She served in that capacity until 1989 and then returned as president from 1997 to 2001. In 1989, she became executive vice president for environmental and public affairs for the Minnesota Northern States Power Company and, in 1992, was promoted to president of the holding company’s gas distribution subsidiary. Ms. O’Leary served as the Secretary of Energy during the first Clinton Administration from 1993 to 1997. She served as president and chief operating officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. She previously served on the Board of Directors of the UAL Corporation, the parent company of United Airlines, Scottish Re, Ltd. (a financial services and reinsurance company), ICF Kaiser International, Inc., an engineering, construction and consulting company and the AES Company, a global power producer. After earning a bachelor’s degree at Fisk University , Ms. O’Leary earned her law degree from Rutgers University School of Law.  She is a member of the New Jersey State Bar Association and The District of Columbia Bar Association.

Director Not Standing for Re-election

WILLIAM E. DOZIER, 58

Mr. Dozier has been a member of the Company’s Board of Directors and the Chairman of the Company’s Technical/Operating Committee since May 2009.  Mr. Dozier has over 34 years of technical and operational experience in the U.S and international oil and gas industry.  Since 2005, Mr. Dozier has served as an independent consultant and President of Extex Consulting, Inc. based in Tulsa, Oklahoma and Houston, Texas, and since late 2005 has also served on the Board of Directors of Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development and production of crude oil and natural gas resources.

Mr. Dozier has held several key executive positions, including Senior Vice President of Business Development and Senior Vice President of Operations during his 13-year career at Vintage Petroleum, Inc. (a large publicly-traded independent oil and gas company), which was acquired by Occidental Petroleum for $3.8 billion in 2006.  At Vintage, Mr. Dozier demonstrated his outstanding leadership in a wide spectrum of business activities in the global oil and gas industry, including the acquisition and establishment of engineering, administrative and field operations for both U.S. and international projects.  From 1983 to 1992, Mr. Dozier was Manager of Operations Engineering for Santa Fe Minerals Inc., an independent oil and gas company.  Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas.

Throughout his career, Mr. Dozier has been active in multiple industry and charitable groups.  Being a member of the Society of Petroleum Engineers (SPE) since 1973, he has served as Local Section Chairman and board member, and on three national SPE committees, where he chaired the Career Guidance Committee and the Technical Information Committee.  In addition to SPE, he has been involved in the International Petroleum Association of America (IPAA), the Texas Independent Producers and Royalty Owners (TIPRO), Texas Alliance of Energy Producers (TAEP), the Oklahoma Independent Petroleum Association (OIPA) and the California Independent Petroleum Association (CIPA) where he served on the board of directors and membership committee.  He is also a member of the Tulsa Petroleum Club, the Houston Producers Forum and the National Association of Corporate Directors.   Mr. Dozier also serves on the Advisory Board for Happy Hands Education Center for deaf and hearing-impaired children located in Tulsa, Oklahoma.

Mr. Dozier is a licensed petroleum engineer in the State of Texas with a B.S. Degree in Petroleum Engineering from The University of Texas.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value, and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board of Directors provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.  The current corporate governance guidelines are available on the Company’s website at http://www.camacenergy.com .  Printed copies of these charters may be obtained, without charge, by contacting the Company at: Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056.

Board and Board Committees

There are currently five directors serving on the Company’s Board of Directors (the “Board”):  Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, Hazel R. O’Leary, and William E. Dozier.  The Board has established three Committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors.  From time to time, the Board may establish other committees.  The Board has approved and adopted a written charter for each of the Committees, each of which is available via the Company’s website at http://www.camacenergy.com . Printed copies of these charters may be obtained, without charge, by contacting the Company at: Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056.

During the fiscal year ended December 31, 2010, the Board held a total of nine meetings.  Each then-current director attended all of the total number of meetings of the Board, save for (i) former director Mr. Robert Stempel, who was absent with notice from one meeting, (ii) current director Ms. Hazel O’Leary, who was absent with notice from one meeting, (iii) current director Mr. William Dozier, who was absent with notice from one meeting, (iv) current director Mr. John Hofmeister, who was absent with notice from three meetings, and (v) Dr. Kase Lukman Lawal, who recused himself from attending one meeting due to a conflict of interest.   We do not have a policy requiring Board members to attend the annual meeting of our stockholders.  All members of the Board who were members of the Board on the date of our 2010 annual meeting of stockholders attended our 2010 annual meeting of stockholders, save for Mr. John Hofmeister, who was absent with notice.

Governance Structure

The Company’s Board of Directors appointed Dr. Kase Lawal to act as Chairman of the Board in May 2010.  Prior to such appointment, Frank C. Ingriselli, our former Chief Executive Officer and member of the Company’s Board of Directors, acted in this capacity.  The Company separated the roles of the Chairman of the Board of Directors and the Chief Executive Officer in May 2010 to allow our Chief Executive Officer the ability to focus the majority of his time and efforts on the day-to-day operations, growth and development of the Company.  We believe that this governance structure will serve the Company’s stockholders well in the coming years.  As a result of the resignation of Mr. Byron Dunn as President and Chief Executive Officer on April 11, 2011, Dr. Lawal has temporarily also assumed the additional position of Chief Executive Officer while a search is underway for a replacement new President and Chief Executive Officer for the Company.

We encourage our shareholders to learn more about our Company’s governance practices at our website, http://www.camacenergy.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy.  The Board recognizes that it is neither possible nor prudent to eliminate all risk.  Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

●
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal controls and external audit functions. The Audit Committee members meet separately with representatives of the independent auditing firm.

●
The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

●
The Nominating and Corporate Governance Committee oversees Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines, and establishes and maintains reasonable qualifications for persons serving as directors, identifies individuals qualified to become Board members, and nominates qualified candidates for election to the Board and appointment to fill vacancies on the Board.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Nominating and Corporate Governance Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities.  The Company’s services are performed in various countries around the world and significant areas of future growth are located outside of the United States. The Company’s business is truly global and multicultural. Therefore, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. The Company’s business is multifaceted and involves complex financial transactions in various countries. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President.  Our business involves complex technologies in a highly-specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and the energy industry should be represented on the Board.  The Company’s business also requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Director Nominees

Set forth below is a tabular disclosure of some of the specific qualifications, attributes, skills and experiences of our Director Nominees.

Dr. Kase Lukman Lawal	●	Global leadership position as Chairman of CAMAC International Corporation and Chairman of Allied Energy Corporation
	●	Experience in directing global petroleum exploration and development operations and investments, with extensive experience in petroleum operations and investments in Africa
	●	Experience with petroleum industry regulatory requirements and governmental entities in various foreign countries, including Nigeria
●
Public finance, policy and leadership experience as a commissioner on the Port of Houston Authority and vice chairman of the Houston Airport Development System Corporation and as a member of President Obama’s Advisory Committee for Trade Policy and Negotiation

	●	Outside board experience as director of Unity National Bank
	●	Outside board experience at non-profit organizations (the National Urban League and the Fisk University Board of Trustees)

Dr. Lee Patrick Brown	●	Outside board and management experience as current Chairman and CEO of Brown Group International, member of the Board of CAMAC and Chairman of the Board of Unity National Bank
●
Leadership, governmental and political experience as former Mayor of the City of Houston, Director of the White House Office of National Drug Control Policy under President Clinton, Police Commissioner of New York City, Chief of Police in Houston and Commissioner of Public Safety in Atlanta, Georgia

●
Academic/administration experience at major universities such as San Jose State University, Portland State University, Howard University, Texas Southern University and Rice University, and an honorary visiting professor at four universities in China

	●	Recognition by UC-Berkeley as 2004 Alumnus of the Year

William J. Campbell	●	Operational and leadership experience in the oil and gas industry as owner and managing director of PPPCo-CB Energy, LLC and CB Energy LLC, domestic oil and gas exploration and production companies
●
Formerly principal, vice president and corporate counsel of Fremont Energy Corporation, a Bechtel Family company, with responsibility for managing domestic and international energy asset portfolios, and commercial, banking and legal activities

	●	Outside board experience at non-profit organizations (The Kincaid School of Houston, Institute for Molecular Medicine, University of Texas Health Science Center, Daniel and Edith Ripley Foundation)
	●	Member of the Advisory Board of Amegy Bank of Texas, N.A.

J. Kent Friedman	●
Legal experience currently as partner in the Public Law Practice Group in the Houston Office of Haynes and Boone, LLP in Houston and formerly as managing partner in the firm Mayor, Day, Caldwell & Keeton

	●	Outside board experience as former Vice Chairman of the Board and General Counsel of MAXXAM Inc., a holding company with extensive diversified business interests
	●	Chairman of the Board of HarrisCounty- Houston Sports Authority (Texas)
	●	Outside board experience at non-profit organizations (Hermann Park Conservancy, Leo Baeck Educational Center Foundation, Harris County Precinct One Street Olympics)
	●	Member of Tulane University’s President’s Council

John Hofmeister	●	Global leadership position as former President of Shell Oil Company
	●	International regulatory and governmental experience as former Group Human Resource Director for the Shell Group, based in The Hague, The Netherlands, and as President of Shell Oil Company
	●	Experience in key leadership positions in multiple companies across multiple industries (General Electric, Nortel and AlliedSignal (now Honeywell International))
●
Outside board and public policy experience as a director of Hunting PLC,  Lufkin Industries Inc., the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future

	●	Outside experience as a member of advisory boards (the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee and the Sodexo Business Advisory Board)
	●	Outside board experience at non-profit organizations (the National Urban League and the Greater Houston Partnership)
	●	Affiliations with leading business and public policy associations (the National Academy of Human Resources and the Center for Houston’s Future)

Ira Wayne McConnell	●	Financial expertise as Certified Public Accountant and Managing Partner of McConnell & Jones LLP, Certified Public Accountants
	●	Outside non-profit board experience at the Houston Division and SouthWest Affiliate of the American Heart Association including as chairman of the Audit Committee of the American Heart Association National Board
	●	Outside non-profit board experience at United Way of the Texas Gulf Coast (including on the Executive Committee and as chairman of the Audit Committee), and at Greater Houston Partnership (including as chairman of the Audit and Finance Committees)
	●	Member of American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants

Hazel R. O’Leary	●	Leadership experience as current President of Fisk University
●
Outside board and public policy experience as current member of the boards of directors of leading business and public policy organizations (ITC Holdings, Corp., Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund and Arms Control Association) and former director of AES Corporation

	●	Leadership and legal experience as former assistant attorney general and assistant prosecutor in the State of New Jersey and as general counsel and executive officer of O’Leary and Associates
●
Governmental, regulatory and political experience as former U.S. Secretary of Energy, appointee to the Federal Energy Administration and the Department of Energy and former executive for the Minnesota Northern States Power Company

●
Leadership, finance and accounting experience as former president and chief operating officer for the investment banking firm Blaylock and Partners and former principal at the accounting firm of Coopers and Lybrand

Independent Directors

The Board has determined that the majority of the current directors and the majority of the director nominees proposed at this annual meeting are comprised of “independent directors” as that term is defined in Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Except for Dr. Kase Lukman Lawal, all current directors and director nominees proposed in this proxy are independent.

Audit Committee

On July 22, 2008, the Board of Directors selected James F. Link, Jr., Robert C. Stempel and Elizabeth P. Smith to serve on its Audit Committee.  Mr. Stempel and Ms. Smith resigned from the Audit Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, and Hazel R. O’Leary to the Company’s Board of Directors.  Effective April 15, 2010, the Board of Directors selected Mr. Hofmeister and Ms. O’Leary to join Mr. Link to serve on its Audit Committee.  Mr. Link resigned from the Board of Directors effective February 1, 2011.  Effective as of that date, the Board appointed Dr. Brown to serve on the Audit Committee.  The Board of Directors has determined that Dr. Brown, Mr. Hofmeister and Ms. O’Leary are, and during their service Mr. Link, Mr. Stempel and Ms. Smith were, independent within the meaning of Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 of the Exchange Act.  Each former and current Audit Committee member meets NYSE Amex LLC’s financial literacy requirements. The Board has named Ms. O’Leary, who meets the NYSE Amex LLC’s professional experience requirements, as its audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.  Ms. O’Leary is current interim chairperson of the Audit Committee.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The primary function of the Audit Committee is to assist the Board by reviewing the financial information that will be provided to the stockholders and others, the preparation of our internal financial statements and our audit and financial reporting process, including internal control over financial reporting. In addition, our Audit Committee is responsible for maintaining free and open lines of communication among the Committee, the independent auditors and management. Our Audit Committee consults with our management and independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. The Committee is also responsible for considering, appointing and establishing fee arrangements with our independent auditors and, if necessary, dismissing them. It is not responsible for preparing our financial statements or for planning or conducting the audits.

All members of the Audit Committee met by telephone or in person six times in 2010 on February 24, 2010, March 10, 2010, April 7, 2010, May 12, 2010, August 2, 2010, and November 4, 2010, which meetings occurred after the end of each of the fiscal quarters ended December 31, 2009, March 31, 2010, June 30, 2010, and September 30, 2010, prior to public release of the financial statements for the respective periods, save for Mr. John Hofmeister, who was absent with notice from the April 7, 2010 meeting, and Ms. Hazel O’Leary, who was absent with notice from the August 2, 2010 meeting.

The Report of the Audit Committee regarding the audited financial statements of the Company for the year ended December 31, 2010 follows below.

CAMAC ENERGY INC.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

March 9, 2011
_______________________________________________________

The Audit Committee of the Board of Directors has furnished the following report:

As noted in the Audit Committee’s charter, management of CAMAC Energy Inc. (the “Company”) is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities.  The Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.

The Committee has discussed with the independent registered public accounting firm, RBSM LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with RBSM LLP the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2010 for filing with the SEC.

Dr. Lee P. Brown                                          John Hofmeister                                          Hazel R. O’Leary

Compensation Committee

The Company’s Board of Directors formed a Compensation Committee on July 22, 2008.  Board members Mr. Stempel, Ms. Smith and Mr. Link were named Committee members, with Ms. Smith named as Committee Chairperson.  Mr. Stempel and Ms. Smith resigned from the Compensation Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Lawal, Mr. Hofmeister, Dr. Brown and Ms. O’Leary to the Company’s Board of Directors.  On May 6, 2010, the Board appointed Ms. O’Leary and Dr. Brown to the Board’s Compensation Committee to fill the vacancies left by the resignations of former Compensation Committee members Ms. Smith and Mr. Stempel.  Mr. Link resigned from the Board of Directors effective February 1, 2011 and the Board appointed Mr. Hofmeister to serve on the Compensation Committee to fill the vacancy created by Mr. Link’s resignation.  The Board’s Compensation Committee now consists of Ms. O’Leary, Mr. Hofmeister and Dr. Brown, each of whom is an ”independent” director, as that term is defined in Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Exchange Act.  Ms. O’Leary was also appointed as Chair of the Compensation Committee.

The Compensation Committee is responsible for: (a) reviewing the Company’s compensation programs to determine that they effectively and appropriately motivate performance that is consistent with the Company’s business goals and tie executives’ financial interests to those of the stockholders; (b) assuring that the Chief Executive Officer’s annual objectives are consistent with the Company’s business goals and are explicit, and that performance against these objectives is reviewed annually; (c) defining, overseeing and ensuring that the Company develops and maintains a program of management succession planning, particularly with respect to the position of Chief Executive Officer; and (d) such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time or which are otherwise included in the Committee’s charter. The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.  The Compensation Committee also has the authority to retain compensation consultants as it deems necessary.  The Compensation Committee engaged Longnecker & Associates as the Company’s independent compensation consultant during the past fiscal year.   The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers.  The Compensation Committee assesses these recommendations, with input and guidance from the Company’s independent compensation consultant, if and as appropriate, and makes final determinations as to the amount and form of all executive officers’ and directors’ compensation.

All members of the Compensation Committee met four times in fiscal year 2010 by telephone or in person on July 14, 2010, September 27, 2010, October 13, 2010 and October 28, 2010, save for Mr. James F. Link, who was absent with notice from the October 28, 2010 meeting.

Nominating and Corporate Governance Committee

On July 22, 2008, the Company’s Board of Directors appointed Board members Mr. Stempel, Ms. Smith and Mr. Link to serve on its Nominating Committee. Mr. Stempel was named acting Committee Chairman.  Mr. Stempel and Ms. Smith resigned from the Nominating Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Lawal, Mr. Hofmeister, Dr. Brown and Ms. O’Leary to the Company’s Board of Directors.  On May 6, 2010, the Board renamed the Board’s existing Nominating Committee the “Nominating and Corporate Governance Committee,” effective immediately.  The Board also appointed current members of the Company’s Board of Directors Ms. O’Leary, Dr. Brown and Mr. Dozier to the Nominating and Corporate Governance Committee, effective immediately, to fill the vacancies left upon the resignations of former Nominating Committee members Ms. Smith and Mr. Stempel and to replace former Nominating Committee member Mr. Link, who voluntarily stepped down.  Each of Ms. O’Leary, Dr. Brown and Mr. Dozier is also an ”independent” director, as that term is defined in Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Exchange Act.  Dr. Brown was also appointed as Chair of the Nominating and Corporate Governance Committee.  The Board intends to amend the current Nominating and Corporate Governance Committee Charter as soon as practicable to include provisions detailing the Nominating and Corporate Governance Committee’s duties and responsibilities with respect to corporate governance matters.

The Nominating and Corporate Governance Committee has the responsibility to oversee Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines and to identify, evaluate, recruit and recommend qualified candidates to our Board of Directors for nomination or election. Each of the director nominees included herein is recommended and approved by the Nominating and Corporate Governance Committee.  In addition, it is the responsibility of the Committee to make recommendations to the Board regarding the size and composition of the Board of Directors or any committee thereof, identify individuals believed to be qualified to become Board members or fill vacancies on committees of the Board, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders.  The Committee is also charged with monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance, as well as such other matters that are specifically delegated to the Committee by the Board from time to time or which are otherwise included in the Committee’s charter.

The Board has an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills relevant to our business. The Nominating and Corporate Governance Committee selects candidates for directors based on their character, judgment, diversity of experience relevant to our business, business acumen and ability to act on behalf of all stockholders. Each director nominee is also selected based on his or her experience in management, accounting and finance, knowledge of industry and technology, personal and professional ethics and willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.  For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.

All members of the former Nominating Committee met by telephone or in person on July 30, 2010 and October 28, 2010, save for Mr. John Hofmeister, who was absent with notice from the October 28, 2010 meeting.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees.  Among other provisions, the Code sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and stockholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code.  The text of the Code has been posted on the Company’s website at www.camacenergy.com.  A copy of the Code can be obtained free of charge upon written request to: Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056.

If the Company makes any amendment to, or grants any waivers of, a provision of the Code that applies to our principal executive officer or principal financial officer and that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website.

During the fiscal year ended December 31, 2010, there were no waivers of our Code of Ethics.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, (or “CD&A”), provides information about our compensation objectives, policies, and actions for our principal executive officer, our principal financial officer and our other three most highly-compensated executive officers for the year 2010.  It is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components.

In April 2010, due to a change in control of the Company resulting from an asset acquisition in Nigeria, the Company’s name was changed from Pacific Asia Petroleum, Inc. to CAMAC Energy Inc. (“CAMAC” or the “Company”).  Thereafter, most of the senior management in office upon consummation of the change of control either retired or resigned between April, 2010 and February, 2011.  The Company was required to recruit and hire a new senior management team, incurred a significant transition in management continuity, and met numerous new challenges arising from the need to integrate new personnel, relocate its corporate office to Houston, Texas, assume a substantial new Nigeria operation, and maintain continued operations in the United States, China and Nigeria.

Throughout this discussion, the following individuals are referred to as the Named Executive Officers (or “NEO’s”) and are included in the Summary Compensation Table:

▪	Byron A. Dunn, President and Chief Executive Officer, who resigned on April 11, 2011;

▪	Abiola Lawal, Executive Vice President and Chief Financial Officer;

▪	Richard Grigg, Senior Vice President and Managing Director, who retired on February 7, 2011;

▪	Heidi Wong, General Manager in 2010, Managing Director effective January 21, 2011; and

▪	Clark R. Moore, Secretary.

As a result of the change in control transaction in April, 2010, a newly formed Compensation Committee (the “Committee”) of the Board of Directors was formed.

Change of Officers

In the course of fiscal year 2010 and the interim period to date, the following changes of executive officers have taken place:

▪	Mr. Frank C. Ingriselli retired as President and Chief Executive Officer of the Company effective August 1, 2010, but continued to serve as a consultant to the Company through September 30, 2010.

▪	Mr. Stephen F. Groth retired as Vice President and Chief Financial Officer of the Company effective May 17, 2010.

▪	Mr. Jamie Tseng retired as Executive Vice President of the Company effective January 15, 2010.

▪	Mr. Richard Grigg retired as Senior Vice President and Managing Director effective February 7, 2011, but continued to serve as a consultant through KKSH Holdings Ltd. through March 31, 2011.

▪	Mr. Byron A. Dunn joined the Company as President and Chief Executive Officer on October 1, 2010.

▪	Mr. Bryon A. Dunn resigned his position with the Company effective April 11, 2011.

▪	Dr. Kase Lukman Lawal was appointed Chief Executive Officer effective April 11, 2011.

▪	Mr. Abiola Lawal joined the Company as Executive Vice President and Chief Financial Officer on September 1, 2010.

▪	Ms. Heidi Wong was promoted to the position of Managing Director of the Company effective January 21, 2011.

▪	Mr. Clark R. Moore joined the Company as corporate counsel and Assistant Secretary for Pacific Asia Petroleum, Inc. on November 16, 2009 and was appointed Secretary in May 2010.

Compensation Program Philosophy and Objectives

The Committee believes that executive interests should be aligned with shareholder interests and a competitive compensation program is essential in order to retain CAMAC’s new executive team.  In setting overall compensation for executive officers, the Committee strives to achieve and balance the following objectives:

▪	Attracting and retaining executive officers with the background and skills needed to help us achieve our Company’s objectives;

▪	Aligning the goals of executive officers with those of our shareholders of the Company;

▪	Motivating executive officers to achieve the Company’s short and long-term goals as determined by the Board;

▪	Conserving cash by setting total cash opportunities at market competitive levels and supplementing it with equity compensation;

▪	A meaningful portion of total compensation should be tied to the achievement of goals and objectives of the Company over time;

▪	Compensation should be fair, reasonable and competitive in relation to the marketplace and CAMAC’s peer companies; and

▪	Outstanding individual achievement should be recognized as well.

Setting Executive Officer Compensation

The Role of the Compensation Committee:  The Compensation Committee is empowered by the Board of Directors and by the Compensation Committee’s Charter to make all decisions regarding compensation for our executive officers of the Company.  The Committee utilizes various resources in reviewing elements of executive compensation and making compensation decisions on an annual basis.  The Committee oversees our compensation programs and is responsible for establishing, implementing and continually monitoring the programs developed to attract, retain and motivate qualified executive level talent for the purpose of increasing shareholder value.  The Committee strives to ensure that the total direct compensation paid to the named executive officers is fair, reasonable and competitive similar to those provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies.  The Compensation Committee currently consists of three independent, non-management members of the Board of Directors:  Hazel O’Leary, Committee Chair, Dr. Lee Brown and John Hofmeister.

The Role of the Compensation Consultant: For fiscal year 2010, the Committee engaged Longnecker & Associates (“L&A”) as its independent compensation consultant.  The Committee felt it was beneficial to have an independent third party analysis to assist in evaluating and setting executive compensation.  L&A has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry.  L&A provided the Committee an analysis of CAMAC’s executive compensation programs including total direct compensation comprised of base salary, annual incentive and long-term incentive compensation, in order to assess the competitiveness of the Company’s programs and to provide conclusions and recommendations.  The Committee took into consideration the discussions, guidance and compensation studies produced by L&A in order to make competitive compensation decisions.  L&A does not provide to the Committee any services or advice on matters unrelated to executive compensation and reports directly to and takes direction from the Chair of the Compensation Committee.  The Committee has determined that the advice provided by L&A pursuant to executive compensation was free from any relationships that could impair the professional advice or compromise the integrity of the information and data provided to the Committee.

Competitive Benchmarking: The Committee considers competitive industry data in making executive pay determinations. Pursuant to its responsibility to review and update our existing peer group for compensation purposes and in view of evolving industry and competitive conditions, L&A recommended the Committee revise the current peer group being utilized.

The 2009 peer group for compensation purposes consisted of:

•	BPZ Resources, Inc.
•	Dune Energy, Inc.
•	Evolution Petroleum Corporation
•	FX Energy, Inc.
•	Harken Energy Corporation
•	Far East Energy Corporation

After discussions with L&A and reviewing their recommendations on a revised peer group based on companies with similar annual revenue, market capitalization and assets of CAMAC, the Committee updated the Company’s peer group for compensation related purposes.

The revised 2010/2011 peer group for compensation purposes consists of:

•	American Oil & Gas, Inc.
•	BPZ Resources, Inc.
•	China North East Petro Holdings
•	Endeavor International Corporation
•	FX Energy, Inc.
•	Gulfport Energy Corporation
•	Harvest Natural Resources
•	Houston American Energy Corporation
•	Hyperdynamics Corporation
•	Ivanhoe Energy, Inc.
•	Legacy Reserves
•	Magellan Petroleum Corporation
•	Northern Oil & Gas, Inc.
•	Oilsands Quest, Inc.
•	Toreador Resources Corporation
•	Vaalco Energy, Inc.

L&A compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents.  L&A also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our NEO’s to market.

Components of Our Executive Compensation Program

In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package consisting of:

▪	Base salary;

▪	Performance-based annual cash incentives;

▪	Long-term equity incentives;

▪	Post-termination benefits/employment agreements; and

▪	Other personal/retirement benefits.

The inclusion of cash and equity is intended to balance the reward opportunities associated with short-term performance with the potential for achieving longer term results, as well as effective retention.  The Committee utilized information provided by L&A in the analysis of each component and the mix of these components as compared to our peer group.  In addition, certain executive officers are provided with severance and change-in-control agreements, perquisites and benefits.  Each one of these elements of compensation serves a particular purpose, as discussed below.

Base Salary:  Base salary is the fixed annual compensation we pay to each executive officer for performing specific job responsibilities.  It represents the minimum income an executive officer may receive in any year.  We pay each executive officer a base salary in order to:

▪	recognize each executive officer’s unique value and contribution to the Company,

▪	remain competitive for executive talent within our industry, and

▪	reflect position and level of responsibility.

We seek to maintain executive base salary levels at or near the market midpoint, or 50th percentile, of our peer group based on benchmark company data compiled by L&A.  The salary of the President and Chief Executive Officer is determined by the Committee, whereas the salaries of other executive officers are determined by the Committee with input and recommendations from the President and Chief Executive Officer.  In addition to job responsibility and competitive market data, we give consideration to individual performance of the executive and internal pay equity relative to other executive officers within the Company.  At the discretion of the Committee, salaries are generally reviewed annually as part of the Company’s performance review process.

In November 2010, L&A provided the Committee with an analysis of the NEO’s base salaries in comparison to the market (using the 2010/2011 updated peer group).  CAMAC’s base salary philosophy is to compensate its executives at or near the market midpoint.  Based on L&A’s analysis, the Committee concluded that the aggregate base salaries of the executives were at or near the market midpoint, which is aligned with the base salary philosophy to remain competitive with other companies in the peer group.  After review of the market data provided by L&A, the Committee decided to maintain base salary levels for 2011.  The following represent base salary levels for the NEO’s for 2010 and 2011:

Name	Title	2010 Base Salary		2011 Base Salary

Byron A. Dunn	President & CEO	$375,000		Resigned from Company April 11, 2011

Abiola Lawal	EVP & CFO	$315,000		$315,000

Richard Grigg	SVP & Managing Director	$287,305	1	Retired from Company	2

Heidi Wong	Managing Director	$135,450		$146,116	3

Clark R. Moore	Secretary	$120,000	4	$120,000

1)	Mr. Grigg received a base salary from CAMAC as well as from KKSH Holdings Ltd. by contract. An exchange rate of 0.1505 was used to convert the Chinese Yuan to U.S. Dollars.

2)	Mr. Grigg’s retirement from the Company was effective on February 7, 2011 and all employment contracts between Mr. Grigg and the Company and KKSH were terminated.

3)
Updated base salary pursuant to Ms. Wong’s amended and restated employment agreement dated January 21, 2011 and her promotion to Managing Director using 0.1505 as the exchange rate for the Chinese Yuan to U.S. Dollars.

4)
Per Mr. Moore’s employment agreement, he is to receive a monthly base salary of $10,000 based on a minimum of 55 hours worked per month.  For all hours exceeding 55 hours per month, he is to receive an hourly rate of $210 per hour.

Performance-Based Annual Cash Incentive:  In January 2011, the Committee reviewed performance-based cash incentive compensation to determine to what extent, the Committee would make annual incentive awards to its NEO’s for 2010.  We provide annual incentive compensation to our executive officers on a discretionary basis for the achievement of short-term corporate goals and to recognize individual and team achievements.  The Committee reviews recommendations from the President and Chief Executive Officer, and Chief Financial Officer and then looks to our consultant for advice and guidance on market competitive annual incentive targets and payouts for the executive officers as compared to the peer group and market data.  After reviewing the market data and analysis provided by L&A, the Committee determines the annual incentive payouts for its executive officers.  For 2010, the Committee determined targeted ranges for the NEO’s annual incentive award opportunity and in January 2011, approved the following 2010 annual incentive awards.

Name	Title	2010 Targeted % of Base Salary	2010 Award		2010 % of Base Salary

Byron A. Dunn	President & CEO	0% - 100%	$100,000	3	27%

Abiola Lawal	EVP & CFO	0% - 50% 1	$125,000	4	40%

Richard Grigg	SVP & Managing Director	0% - 72%	$0	5

Heidi Wong	Managing Director	0% - 20%	$27,185	6	20%

Clark R. Moore	Secretary	0% - 50%2	$91,500	7	76%8

1)	At the February 2011 Committee meeting, the Committee approved an increase to Mr. Lawal’s maximum target as a percentage of base salary to 100%.

2)
According to Mr. Moore’s employment agreement as corporate counsel and Secretary, Mr. Moore does not have an annual incentive target, however after much discussion among Committee members and relying on L&A’s market research and guidance, the Committee determined that a cash bonus award be made for Mr. Moore’s contribution to the Company and individual performance for 2010 of 50% of base salary.  The Committee considered L&A’s recommended annual bonus target for the General Counsel & Secretary benchmark position to determine Mr. Moore’s cash bonus award.

3)	The Committee gave consideration to the amount of time Mr. Dunn had been in the position of President and Chief Executive Officer when determining his bonus award.

4)	The Committee gave consideration to the amount of time Mr. Lawal had been in the position of Executive Vice President & Chief Financial Officer when determining his bonus award.

5)	KKSH was paid $50,000 in March 2011, which payment was contingent upon the effectiveness of the separation agreement and the releases entered into by and between Mr. Grigg, KKSH and the Company.

6)
Ms. Wong received a cash bonus award in November 2010 of 20% of her base salary or $27,185.  The Committee approved, and the Company paid to Ms. Wong, an additional one-time cash bonus award of $40,000 in January 2011, which bonus payment was contingent and paid upon Ms. Wong accepting her promotion to Managing Director and amended employment terms in accordance with the terms and conditions of such offer presented by the Company.

7)
Mr. Moore’s actual cash bonus award was determined by utilizing L&A’s market analysis.  Based on Mr. Moore’s employment agreement, he is to receive a monthly base salary of $10,000 based on a minimum work schedule of 55 hours per month.  For all hours exceeding 55 hours per month, Mr. Moore is to be compensated at an hourly rate of $210 per hour.  The Committee and L&A concluded that Mr. Moore was exceeding 55 hours per month and therefore making more than the $120,000 per year in annual base salary.  L&A used a conservative approach in their analysis and determined that Mr. Moore was working on average 80 hours per month which calculates to $183,000 annually.  The Committee approved a market competitive 50% of base salary cash bonus award for Mr. Moore as corporate counsel and Secretary for the Company based on L&A’s calculation of annual income for Mr. Moore.

8)
The actual percentage of base salary that Mr. Moore was awarded was based on L&A’s base salary number of $183,000 they used in their market analysis for Mr. Moore’s position.  It was determined that Mr. Moore worked more than the 55 hour minimum as referenced in his employment agreement, therefore L&A used a conservative figure of 80 hours worked a month to determine Mr. Moore’s annual base salary.

Long-Term Equity Incentive:  The Committee periodically reviews the performance of the executive officers of the Company and grants long-term equity compensation under its 2009 Equity Incentive Plan.  The Committee believes long-term incentive based equity compensation is an important component of our overall compensation program because it:

▪	Rewards for the achievement of long-term goals of the Company;

▪	Aligns our executives’ interests with the long-term interests of our shareholders;

▪	Encourages executive retention; and

▪	Conserves cash resources for the Company.

The Committee has the authority under the Equity Incentive Plan to award incentive compensation to our executive officers in such amounts and on such terms as the Committee determines appropriate in its sole discretion.  The Committee reviewed L&A’s market analysis to determine the appropriate amount of equity to grant to its executive officers based on market competitive data; also taking into consideration Company performance, individual performance and retention concerns.  To date, our long-term equity-based incentive compensation has consisted of restricted stock awards and stock options; however, the Committee may determine in the future that different and/or additional award types are appropriate with the assistance and guidance from the Committee’s consultant.

2010 Equity Awards

The Committee did not grant equity awards to executive officers in 2010 other than what is described and awarded to Mr. Dunn per his employment agreement dated October 1, 2010 and Mr. Lawal per his employment agreement dated September 1, 2010.  The Board also granted to Mr. Lawal 84,000 restricted shares of Common Stock in June 2010 in connection with his appointment as Interim Chief Financial Officer of the Company effective May 17, 2010.

Mr. Byron A. Dunn:  Mr. Dunn’s employment agreement reflected he was to receive, upon hire, (i) 250,000 shares of restricted Common Stock of the Company subject to one year vesting and his continued employment with the Company, and (ii) options to purchase 1,500,000 shares of Common Stock of the Company subject to vesting one-third each beginning on December 1, 2011; December 1, 2012; and December 1, 2013 and continued employment with the Company, with a strike price equal to the closing price for Company Common Stock on the date of grant.

Mr. Abiola Lawal:  Mr. Lawal’s employment agreement reflects he is to receive, upon hire, options to purchase 116,000 shares of Common Stock of the Company, subject to vesting in 36 monthly equal installments starting September 1, 2010, subject to his continued employment with the Company, and with a strike price equal to the closing price for Company Common Stock on the date of grant.  In addition, in connection with Mr. Lawal’s appointment as Interim Chief Financial Officer of the Company in May 2010, Mr. Lawal received a grant of 84,000 shares of restricted Common Stock of the Company on June 7, 2010, subject to vesting 50% on November 17, 2010, and 25% on each of June 17, 2011 and 2012, and continued service to the Company.

2011 Equity Awards

At the January 14, 2011 Committee meeting, the Committee made equity grants to two executive officers, Ms. Wong and Mr. Lawal.

Ms. Heidi Wong:  The Committee granted Ms. Wong options to purchase 100,000 shares of Common Stock of the Company, subject to vesting one-third on each of January 21, 2012,  January 21, 2013, and January 21, 2014, subject to her continued employment with the Company, with a strike price equal to the closing price of Company Common Stock on the date Ms. Wong accepted her promotion, January 21, 2011.  The options granted were contingent upon Ms. Wong accepting her promotion to Managing Director and the amended employment terms in accordance with the terms and conditions of such promotion offer presented by the Company.

Mr. Abiola Lawal:  The Committee granted Mr. Lawal (i) 54,688 shares of restricted Common Stock subject to vesting on December 31, 2011 and his continued employment with the Company, and (ii) options to purchase 76,642 shares of Common Stock of the Company, subject to vesting one-third on each of December 31, 2011 December 31, 2012, and December 31, 2013, subject to his continued employment with the Company, and with a strike price equal to the closing price for Company Common Stock on the date of grant, January 14, 2011.

At the February 18, 2011 Committee meeting, the Committee also granted Mr. Lawal (i) 70,000 shares of restricted Common Stock of the Company subject to vesting on February 18, 2012 and his continued employment with the Company, and (ii) options to purchase 1,250,000 shares of Common Stock of the Company, subject to vesting one-third on each of January 1, 2012, January 1, 2013, and January 1, 2014, subject to his continued employment with the Company, and with a strike price equal to the closing price of Company Common Stock on the date of grant, February 18, 2011.  The Committee made additional equity grants to Mr. Lawal in consideration for:

▪	His substantial contribution to the Company over the past year as he helped navigate the Company and the changing management team through multiple executive officer transitions;

▪	Guiding the Company through the Oyo Field acquisition transition;

▪	Establishment and strengthening of internal controls and reporting structures through the Company’s U.S., Nigeria and China offices and operations;

▪	Establishment and staffing of the Houston office and closure of the Hartsdale office;

▪	Establishment of a new investor relations program and structure;

▪	Key role in the successful December 2010 registered direct offering and recent OML 120/121 transaction consummation; and

▪
To properly incentivize Mr. Lawal with equity incentives that have a rational relationship to the October 2010 equity grants issued to the Company’s new Chief Executive Officer and to build long-term shareholder value.

Narrative to Summary Compensation Table and Grants of Plan- Based Awards

Employment Agreements and Post-Termination Benefits

The Company has entered into employment agreements with some of its executive officers, of which, some retired in 2010, some joined the Company in 2010, and some have restated and amended employment agreements with the Company.  Those employment agreements are as follows:

Employment Agreement and Consulting Agreement with Frank C. Ingriselli (Retired)
The Company and Frank C. Ingriselli, its former President, Chief Executive Officer and member of the Board of Directors, were parties to an employment agreement (the “Ingriselli Agreement”) through the date of Mr. Ingriselli’s voluntary retirement effective August 1, 2010.  The Ingriselli Agreement contained, among other things, severance payment provisions that required the Company to continue Mr. Ingriselli’s salary for 36 months and his benefits for 36 months if employment was terminated without “cause,” as such term is defined in the Ingriselli Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if terminated within 12 months of a “change in control,” as such term is defined in the Ingriselli Agreement. Pursuant to this agreement, Mr. Ingriselli’s annual base salary was $350,000, and he was entitled to an annual bonus of between 20% and 40% of his base salary, as determined by the Company’s Board of Directors, based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.   Under the agreement, Mr. Ingriselli was eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. Mr. Ingriselli voluntarily retired from his employment and all positions with the Company effective August 1, 2010, and in connection with Mr. Ingriselli’s retirement, the Company and Mr. Ingriselli entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Ingriselli provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Ingriselli, the release by the Company of repurchase rights with respect to an aggregate of 60,000 shares of unvested restricted Company Common Stock held by Mr. Ingriselli, the acceleration of vesting with respect to options to purchase an aggregate of 154,666 shares of the Company’s Common Stock held by Mr. Ingriselli, and a lump sum payment of $169,166 to Mr. Ingriselli.

The Company and Mr. Ingriselli were parties to a consulting agreement, dated August 1, 2010, pursuant to which Mr. Ingriselli served as an independent consultant to the Company to assist in the transition of his management roles and responsibilities to a successor to be selected by the Company.  As compensation, Mr. Ingriselli received a fee of $40,000 per month.  Mr. Ingriselli’s consulting engagement ended September 30, 2010.

Employment Agreement with Stephen F. Groth (Retired)
The Company and Stephen F. Groth, its former Chief Financial Officer, were parties to an employment agreement (the “Groth Agreement”) through the date of Mr. Groth’s voluntary retirement on May 17, 2010.  The Groth Agreement contained, among other things, severance payment provisions that required the Company to continue Mr. Groth’s salary for 36 months and his benefits for 24 months if employment was terminated without “cause,” as such term is defined in the Groth Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 36 months if terminated within 12 months of a “change in control,” as such term is defined in the Groth Agreement. Pursuant to this agreement, Mr. Groth’s annual base salary was $150,000 (changed to $165,000 effective January 1, 2008), and he was entitled to an annual bonus of between 20% and 30% of his base salary, as determined by the Company’s Board of Directors based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.   Under the agreement, Mr. Groth was eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. Mr. Groth voluntarily retired from his employment with the Company effective May 17, 2010, and in connection with Mr. Groth’s retirement, the Company and Mr. Groth entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Groth provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Groth, the release by the Company of repurchase rights with respect to an aggregate of 64,261 shares of unvested restricted Company Common Stock held by Mr. Groth, the acceleration of vesting with respect to options to purchase an aggregate of 92,332 shares of the Company’s Common Stock held by Mr. Groth, and a lump sum payment of $40,000 to Mr. Groth.

Employment Agreement with Richard Grigg (Retired)
On August 1, 2008, the Company entered into an Employment Agreement with Richard Grigg, the Company’s Senior Vice President and Managing Director (the “Grigg Agreement”).  The Grigg Agreement, which superseded the prior employment agreement the Company entered into with Mr. Grigg in March 2008, had a three year term, and provided for a base salary of 1,650,000 RMB (approximately $241,000) per year and an annual performance-based bonus award targeted at between 30% and 40% of his then-current annual base salary awardable in the discretion of the Company’s Board of Directors.  Mr. Grigg was also entitled to reimbursement of certain accommodation expenses in Beijing, China, medical insurance, annual leave expenses, and certain other transportation fees and expenses.  In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Grigg Agreement), the Company would have been required to pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  However, on January 27, 2009, the Company revised the terms of its employment relationship with Richard Grigg by entering into an Amended and Restated Employment Agreement with Mr. Grigg (the “Amended Employment Agreement”) and a Contract of Engagement (“Contract of Engagement”) with KKSH Holdings Ltd., a company registered in the British Virgin Islands (“KKSH”). Mr. Grigg is a minority shareholder and member of the board of directors of KKSH.  The Amended Employment Agreement superseded the Grigg Agreement and governed the employment of Mr. Grigg in the capacity of Managing Director of the Company for a period of three years.  The Amended Employment Agreement provided for a base salary of 990,000 RMB (approximately $144,000) per year and the reimbursement of certain accommodation expenses in Beijing, China, annual leave expenses, and certain other transportation and expenses of Mr. Grigg.  In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Amended Employment Agreement), the Company would pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  The Contract of Engagement governed the engagement of KKSH for a period of three years to provide the services of Mr. Grigg through KKSH as Senior Vice President of the Company strictly with respect to the development and management of business opportunities for the Company outside of the People’s Republic of China.  The basic fee for the services provided under the Contract of Engagement was 919,000 RMB (approximately $134,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH.  Pursuant to the Contract of Engagement, the Company also provided Mr. Grigg with medical benefits and life insurance coverage, and an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminated the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company would pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.   On February 7, 2011 the Company and Mr. Grigg entered into a voluntary retirement agreement for Mr. Grigg’s retirement effective on that date.  In addition, Mr. Grigg and KKSH entered into General Release of All Claims Agreements with the Company in return for a payment of $50,000 to KKSH, acceleration of vesting with respect to options to purchase an aggregate of 31,792 shares of Company Common Stock held by Mr. Grigg and KKSH, and release by the Company of repurchase rights with respect to an aggregate of 86,925 shares of unvested restricted Company Common Stock held by Mr. Grigg. On February 8, 2011 KKSH and the Company entered into a Consulting Agreement for temporary services of Mr. Grigg through March 31, 2011 to provide transition services for a total fee of approximately $54,000.

Employment Agreement with Jamie Tseng (Retired)
The Company was a party to an Employment Agreement with Jamie Tseng, the Company’s former Executive Vice President (the “Tseng Employment Agreement”), dated April 22, 2009 and effective January 1, 2009.  The Tseng Employment Agreement governed the employment of Mr. Tseng in the capacity of Executive Vice President of the Company until Mr. Tseng’s retirement effective January 15, 2010, and provided for a base salary of $140,000 per year, and provided that, in the event the Company terminated Mr. Tseng’s employment without Cause (as defined in the Tseng Employment Agreement), the Company would have been required to pay to Mr. Tseng a lump sum amount equal to 50% of Mr. Tseng’s then-current annual base salary.  Mr. Tseng retired from his employment with the Company effective January 15, 2010, and in connection with Mr. Tseng’s retirement, the Company and Mr. Tseng entered into a Separation and Release Agreement pursuant to which Mr. Tseng provided a general release of all claims against the Company in exchange for the release by the Company of repurchase rights with respect to an aggregate of 61,572 shares of unvested restricted Company Common Stock held by Mr. Tseng, the acceleration of vesting with respect to options to purchase 40,800 shares of the Company’s Common Stock held by Mr. Tseng, the award of 20,000 shares of restricted Company Common Stock to Mr. Tseng, a lump sum payment of $50,000 to Mr. Tseng, and the continued payment by the Company of the Beijing office lease through February 2010 that was used by Mr. Tseng.

Employment Agreement and Separation and Release Agreement with Byron A. Dunn (New Hire, Resigned in 2011)
Effective October 1, 2010, the Board of Directors appointed Mr. Byron A. Dunn as the Company’s new President, Chief Executive Officer, and member of the Board of Directors.  The Company and Mr. Dunn were parties to an employment agreement (“Dunn Employment Agreement”) pursuant to which Mr. Dunn received an annual base salary of $375,000, a one-time cash sign-on bonus of $150,000, and payment of certain club membership and transportation expenses, and Mr. Dunn was also eligible to receive a discretionary cash performance bonus each year targeted at 100% of his then-current annual base salary.  Also, effective on his start date of October 1, 2010, the Company issued to Mr. Dunn 250,000 shares of Company restricted Common Stock subject to a one year vesting period, and an option to purchase 1.5 million shares of the Company’s Common Stock vesting 1/3 on December 1 of each of 2011, 2012 and 2013.  In addition, in the event the Company terminated Mr. Dunn’s employment without Cause (as defined in the Dunn Employment Agreement) or Mr. Dunn resigned for Good Reason (as defined in the Employment Agreement, (i) the Company was required to pay to Mr. Dunn an amount equal to 24 months of his base salary plus target bonus as in effect immediately before Mr. Dunn’s termination or resignation (30 months in connection with a Change in Control, as defined in the Dunn Employment Agreement), (ii) the Company was required to pay to Mr. Dunn an amount equal to 24  months of the maximum contribution the Company may make for Mr. Dunn under the Company’s 401(k) plan (30 months in connection with a Change in Control, as defined in the Employment Agreement), (iii) any outstanding stock options and restricted stock would become fully vested, and options would remain exercisable for 12 months, (iv) the Company would reimburse Mr. Dunn for up to $20,000 of outplacement services, and (v) the Company would continue to provide Mr. Dunn and his dependents with the same level of insurance benefits received immediately prior to termination or resignation for up to 2 years, or until Mr. Dunn obtained similar replacement benefits through a new employer. Effective April 11, 2011, Mr. Dunn resigned from all his positions with the Company and the Dunn Employment Agreement was terminated.

On April 11, 2011, in connection with Mr. Dunn’s resignation, the Company agreed to provide Mr. Dunn with the following severance and other benefits pursuant to a Separation Agreement and General Release of Claims entered into by and between Mr. Dunn and the Company: (i) the Company agreed to pay Mr. Dunn $400,000 in cash upon the expiration of seven days following the effective date (which amount was paid on April 19, 2011), and $200,000 in cash ninety days following the effective date of the severance agreement; (ii) monthly reimbursement of Mr. Dunn’s health benefits under the Company’s group health and dental plan for up to eighteen months following the effective date of the severance agreement; and (iii) upon the expiration of seven days following the effective date of the severance agreement, 250,000 shares of restricted stock issued to Mr. Dunn under the Company’s 2009 Equity Incentive Plan shall become fully vested (which became fully vested on April 19, 2011). In addition, the Company and Mr. Dunn agreed to certain other customary terms and conditions, including a release of potential claims, preservation of proprietary and confidential information, and indemnities.

The Separation and General Release of Claims Agreement extinguished all rights, if any, which Mr. Dunn had, contractual or otherwise, relating to his employment with Company, including any rights to severance benefits under the Dunn Employment Agreement.

Secondment Agreement for Abiola L. Lawal
Abiola L. Lawal, the Company's Executive Vice President and Chief Financial Officer effective August 1, 2010, was under contract in that capacity from May 17, 2010 to September 1, 2010  pursuant to a Secondment agreement from CAMAC International Corporation (“CIC”), Mr. Lawal's employer (the “Secondment”).  During that time Mr. Lawal remained an employee of CIC, which contracted his services to the Company pursuant to the Secondment on a month-to-month basis to serve the Company on a full-time basis, reporting directly to the Company’s Chief Executive Officer.  During the term of the Secondment, the Company paid directly to CIC on a monthly basis the pro rata portion of Mr. Lawal’s then-currently existing $315,000 salary, CIC’s cost of providing employee benefits to Mr. Lawal, the pro rata portion of any cash bonus paid to Mr. Lawal and approved by the Company’s Board of Directors or Compensation Committee, CIC’s share of any employment-related taxes and fees with respect to Mr. Lawal’s employment, and any expenses incurred by CIC at the request of the Company, or otherwise required of CIC in connection with the Secondment.

The Company's Chief Executive Officer, Chairman and Director, Dr. Kase Lawal, is also a minority shareholder and director of CIC, as well as an indirect shareholder and control person of CEHL.  In addition to being a shareholder of CIC, Dr. Kase Lawal is the Chairman of that company, and is also a director of CAMAC International Ltd. (“CIL”) and CEHL.  Mr. Abiola Lawal and Dr. Kase Lawal have no familial relationship.  CIC represents the interests of CEHL and other entities affiliated with CIL (collectively, “CAMAC Entities”), providing technical, administrative, and other assistance to the CAMAC Entities in the United States and overseas.  Although some of the shareholders of CIC, including Dr. Kase Lawal, also own shares of the CAMAC Entities, the majority ownership of CIC and CIL are different.   During the term of Mr. Abiola Lawal's service to the Company pursuant to the Secondment, which ended September 1, 2010, he no longer served as an executive officer of CIC or any party related to CIC or any of the CAMAC Entities.

Employment Agreements with Abiola L. Lawal (New Hire)
On September 1, 2010, the Company and Mr. Abiola Lawal, the Company’s Executive Vice President and Chief Financial Officer, entered into an Employment Offer Letter (the “Lawal Employment Agreement”) pursuant to which Mr. Lawal became a full-time employee of the Company.  Prior to becoming a full-time employee of the Company, Mr. Lawal served as Executive Vice President and Chief Financial Officer of the Company on a full-time basis pursuant to the Secondment from CIC which ended effective September 1, 2010 upon the commencement of Mr. Lawal’s employment with the Company. Pursuant to the Lawal Employment Agreement, Mr. Lawal received an annual base salary of $315,000 and received a one-time cash promotion bonus of $50,000.  In addition, Mr. Lawal was eligible for a discretionary cash performance bonus each year targeted at between 25% to 50% of his then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminated Mr. Lawal’s employment without Cause or Mr. Lawal resigned for Good Reason (each as defined in the Lawal Employment Agreement), the Company was obligated to continue paying to Mr. Lawal his base salary and benefits for a period for 12 months following such termination.

Effective March 8, 2011 the Company and Mr. Lawal entered into an Amended and Restated Employment Agreement (the “Amended Lawal Employment Agreement”) pursuant to which Mr. Lawal receives an annual base salary of $315,000.  In addition, Mr. Lawal is eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, in the event the Company terminates Mr. Lawal’s employment without Cause (as defined in the Amended Lawal Employment Agreement) or Mr. Lawal resigns for Good Reason (as defined in the Amended Lawal Employment Agreement, (i) the Company must pay to Mr. Lawal an amount equal to 24 months of his base salary plus target bonus as in effect immediately before Mr. Lawal’s termination or resignation (30 months in connection with a Change in Control, as defined in the Lawal Amended Employment Agreement), (ii) the Company must pay to Mr. Lawal an amount equal to 24  months of the maximum contribution the Company may make for Mr. Lawal under the Company’s 401(k) plan (30 months in connection with a Change in Control, as defined in the Amended Lawal Employment Agreement), (iii) any outstanding stock options and restricted stock shall become fully vested, and options shall remain exercisable for 12 months, (iv) the Company shall reimburse Mr. Lawal for up to $20,000 of outplacement services, and (v) the Company shall continue to provide Mr. Lawal and his dependents with the same level of insurance benefits received immediately prior to termination or resignation for up to 2 years, or until Mr. Lawal obtains similar replacement benefits through a new employer.

Employment Agreements with Heidi Wong (Existing Employee/Promotion)
On August 14, 2008, the Company and Ms. Heidi Wong, the Company’s General Manager of Business Development, Government Relations and Commercial Affairs, entered into an Employment Agreement (the “Wong Employment Agreement”) pursuant to which Ms. Wong became a full-time employee of the Company.  Pursuant to the Wong Employment Agreement, Ms. Wong received an annual base salary of RMB 900,000 (approximately US $135,450) net of Chinese income tax per full year of employment.  In addition, Ms. Wong was eligible for a discretionary cash performance bonus each year targeted at 20% of her then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors and Compensation Committee.  Ms. Wong was also reimbursed a maximum of RMB 30,000 per month for accommodation expenses in Beijing, China.  The Company granted to Ms. Wong 45,000 shares of restricted stock to vest over the next three years beginning six months from the effective date of this agreement and ending on the third anniversary date of this agreement.  Ms. Wong was also entitled to an annual transportation allowance of RMB 60,000 and a fixed reimbursement of expenses for annual leave for each calendar year in the amount of RMB 40,000.  In addition, in the event the Company terminated Ms. Wong’s employment without Cause or Ms. Wong resigned for Good Reason (each as defined in the Wong Employment Agreement), the Company would have paid to Ms. Wong an amount equal to 50% of the employee’s then-current annual base salary at the time she was terminated.

Effective January 21, 2011 the Company and Ms. Wong entered into an Amended and Restated Employment Agreement (the “Amended Wong Employment Agreement”) pursuant to which Ms. Wong receives an annual base salary of RMB 970,872 (approximately US $146,116) net of Chinese income tax per full year of employment in her new role as Managing Director of the Company.  In addition, Ms. Wong is eligible for a discretionary cash performance bonus each year targeted at 20% of her then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors and Compensation Committee. In addition, the Company granted Ms. Wong 100,000 shares of options to vest a third on each of December 31, 2011, December 31, 2012, and December 31, 2013, subject to her continued employment with the Company.  Ms. Wong was also granted a one-time cash bonus of US $40,000 for her promotion.  Ms. Wong continues to be eligible for a maximum reimbursement amount of RMB 30,000 per month for accommodation expenses in Beijing, China, an annual transportation allowance of RMB 60,000, and a fixed reimbursement of expenses for annual leave in the amount of RMB 40,000.  In addition, in the event the Company terminates Ms. Wong’s employment without Cause or Ms. Wong resigns for Good Reason (each as defined in the Wong Employment Agreement), the Company shall pay to Ms. Wong an amount equal to 50% of the employee’s then-current annual base salary at the time she is terminated.

Employment Agreement with Clark R. Moore (Existing Employee)
On November 16, 2009, the Company and Mr. Clark R. Moore, the Company’s Corporate Counsel and Assistant Secretary, entered into an Employment Relationship (the “Moore Employment Relationship”) pursuant to which Mr. Moore became a part-time employee of the Company.  Pursuant to the Moore Employment Relationship, Mr. Moore receives a monthly base salary of $10,000, based on a minimum work schedule of 55 hours per month.  For all hours exceeding 55 hours worked per month, he is compensated at an hourly rate of $210 per hour, rounded to the nearest 1/10 hour.  In the event the Company terminates Mr. Moore’s employment without Cause (as defined in the Moore Employment Relationship), Mr. Moore shall become immediately and fully vested in all options and restricted shares held by him.

Other Personal Benefits/Perquisites/Retirement Benefits

 In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. The plan provides for Company matching of 200% on up to the first 3% of salary contributed by employees. Company contributions are immediately vested to the employee.  The named executive officers participate in this plan on the same basis as other employees.  There is no supplemental nonqualified plan of this type for officers.

Certain executives officers are provided with perquisites as described in their employment agreements. Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2010 are included in the “Summary Compensation Table.”

The Company has also entered into indemnification agreements with certain of its officers and directors which provides for limitation of liability and indemnification of such individuals under certain circumstances as described under the heading “Limitation of Liability and Indemnification Matters” herein.

Risks Arising from Compensation Policies and Practices

We do not believe that risks arising from our compensation policies and practices for employees, including officers, are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design and governance of our executive compensation program is consistent with the highest standards of risk management. Rather than determining incentive compensation awards based on a single metric, the Compensation Committee considers a balanced set of performance measures that collectively best indicate successful management of our assets and strategy. In addition to measurable targets, the Compensation Committee applies its informed judgment to compensation decisions, taking into account factors such as conservation of Company’s capital resources and leveraging of equity, successful implementation of strategic initiatives, and adherence to core values. The use of equity awards, generally vesting over two to four years for restricted stock and stock options, aligns our executive officers’ interests with the interests of our stockholders. Together, the features of our executive compensation program are intended to ensure that our compensation opportunities do not encourage excessive short-term risk-taking, but do focus our executives on managing our company toward long-term sustainable value for our stockholders.  The Committee’s independent compensation consultant has also reviewed our compensation policies and practices for any potential excessive risks.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan.  All compensation awarded to our executive officers in 2010 is expected to be tax deductible.  The Board considers such deductibility and the potential cost to the Company when granting awards and considering salary changes.

The Company accounts for equity awards under the provisions of Accounting Standards Codification Topic 718, Stock Compensation (ASC 718).  The Company charges the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period.  The fair value of options is measured using the Black-Scholes option pricing model.  The fair value of non-vested stock awards issued under the Company’s 2007 Stock Plan is measured by the fair market value of Common Stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the grant date as reported by Pink Sheets LLC, with no discount for vesting period or other restrictions.  The fair value of non-vested stock awards issued under the Company’s 2009 Equity Incentive Plan is measured by the fair market value of Common Stock of the Company determined in accordance with the 2009 Equity Incentive Plan as the closing sales price for such stock as quoted on the NYSE Amex exchange on the date of grant, with no discount for vesting period or other restrictions.  The compensation expense to the Company under ASC 718 is one of the factors the Board considers in determining equity awards to be granted, and also may influence the vesting period chosen.

Stock Ownership Guidelines

The Board of Directors has not established stock ownership guidelines for any of the non-employee directors of the Company or any executive officers of the Company.

Securities Trading Policy

Our securities trading policy provides that executive officers, including the NEO’s, and our directors, may not, among other things, purchase or sell Company stock except during certain windows of time and under the other conditions contained in our policy.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (22)	Option Awards ($) (22)	All other Compensation ($)		Total ($)

Byron A. Dunn	2010	93,750	(9)	250,000	(15)	857,500	3,710,000	2,250	(23)	4,913,500
President and Chief
Executive Officer (1)

William Dozier	2010	60,000	(10)	-		360,000	-	-		420,000
Former Interim Chief
Executive Officer (2)

Frank C. Ingriselli	2010	272,647	(11)	-		-	-	189,467	(24)	462,114
Former President and	2009	350,000		135,000	(16)	802,001	350,486	24,300	(25)	1,661,787
Chief Executive	2008	350,000		140,000	(17)	100,550	136,500	21,000	(25)	748,050
Officer (3)

Abiola L. Lawal	2010	105,000	(12)	175,000	(18)	315,000	197,970	9,300	(26)	802,270
Executive Vice President
and Chief Financial
Officer (4)
Former Interim Chief
Financial Officer

Stephen F. Groth	2010	102,998	(13)	-		-	-	50,380	(27)	153,378
Former Vice President	2009	165,000		30,000	(16)	82,494	82,614	14,700	(26)	374,808
and Chief Financial	2008	165,000		50,000	(17)	105,600	64,350	13,080	(26)	398,030
Officer (5)										-

Richard Grigg	2010	147,641		-		-	-	183,194	(28)	330,835
Senior Vice President and	2009	185,861		90,000	(16)	239,998	60,084	161,371	(28)	737,314
Managing Director (6)	2008	200,000	(14)	96,000	(17)	156,750	93,600	107,355	(29)	653,705
										-
Heidi Wong	2010	198,974		27,185	(19)	-	-	68,494	(30)	294,653
General Manager -	2009	186,355		34,811	(20)	153,000	-	75,403	(31)	449,569
Business Development,
Government Relations
and Commercial
Affairs (7)

Clark R. Moore	2010	325,547		91,500	(21)	-	-	14,700	(26)	431,747
Secretary (8)

1)	Mr. Dunn was appointed President and Chief Executive Officer, and designated a member of the Company’s Board of Directors, effective October 1, 2010. He resigned his positions on April 11, 2011.

2)
Mr. Dozier served as Interim Chief Executive Officer from August 1, 2010 through September 30, 2010 under a consulting agreement, while continuing to serve as a member of the Company’s Board of Directors, since May 2009.  This table excludes Mr. Dozier’s compensation as a director, which is reported elsewhere.

3)
Mr. Ingriselli was appointed President and Chief Executive Officer, and designated as a member of the Company’s Board of Directors, on May 7, 2007 upon closing of the mergers of Inner Mongolia Production Company LLC (“IMPCO”) and Advanced Drilling Services, LLC (“ADS”) into the Company (the “Mergers”). Prior to that, he served as Manager, Chief Executive Officer and President of IMPCO.  Mr. Ingriselli elected retirement effective August 1, 2010.

4)
Mr. Lawal was appointed Executive Vice President and Chief Financial Officer effective August 1, 2010 and became an employee of the Company on September 1, 2010.  Prior to that, he was Interim Chief Financial Officer from May 17, 2010 to August 1, 2010 pursuant to a Secondment agreement from CAMAC International Corporation, an affiliate company, where he had previously served as Executive Vice President and Chief Strategy Officer.

5)
Mr. Groth was appointed Vice President and Chief Financial Officer of the Company on May 7, 2007 upon closing of the Mergers. Prior to that, he served as Manager and Chief Financial Officer of IMPCO.  Mr. Groth elected retirement effective May 17, 2010.

6)
Mr. Grigg was appointed as Managing Director of the Company’s international operations on March 1, 2008 and promoted to the position of Senior Vice President and Managing Director on August 1, 2008, at which time he entered into an Employment Agreement with the Company.  From October 11, 2007 until February 29, 2008, Mr. Grigg provided consulting services to the Company. Mr. Grigg entered into an amended Employment Agreement with the Company on January 27, 2009.  Mr. Grigg elected retirement effective January 31, 2011.

7)
Ms. Wong was appointed General Manager – Business Development, Government Relations and Commercial Affairs on May 7, 2007.  On August 14, 2008 Ms. Wong entered into an Employment Agreement, as amended on January 21, 2011, with the Company

8)
Mr. Moore was appointed Secretary of the Company in May 2010.  On November 16, 2009 Mr. Moore entered into an Employment Relationship with the Company.  Mr. Moore has served as corporate counsel and assistant secretary to the Company starting in 2007, and serves as corporate counsel and Secretary in his current employment relationship.

9)	Represents employee salary as an officer of the Company from October 1, 2010 to December 31, 2010.

10)	Represents consulting fees as an interim officer of the Company from August 1, 2010 to September 30, 2010.

11)	Represents employee salary as an officer of the Company from January 1, 2010 through August 1, 2010.

12)	Represents employee salary as an officer of the Company from September 1, 2010 to December 31, 2010.

13)	Represents employee salary as an officer of the Company from January 1, 2010 through May 17, 2010.

14)
Represents salary as Managing Director of the Company’s international operations from March 1, 2008 until July 31, 2008, and as Senior Vice President and Managing Director from August 1, 2008 to December 1, 2008.

15)
Represents $150,000 paid in fiscal year 2010 as a one-time cash sign-on bonus and $100,000 fiscal year 2010 bonus awarded by the Board of Directors and Compensation Committee of the Company and paid in 2011.

16)	Represents fiscal year 2009 bonus awarded by the Board of Directors and Compensation Committee of the Company and paid in 2010.

17)	Represents fiscal year 2008 bonus awarded by the Board of Directors and Compensation Committee of the Company and paid in 2008.

18)
Represents $50,000 paid in fiscal year 2010 as a one-time cash promotion bonus and $125,000 fiscal year 2010 bonus awarded by the Board of Directors and Compensation Committee of the Company, paid in 2011.

19)	Represents fiscal year 2010 bonus of $27,185 awarded by Company management and paid in 2010.

20)	Represents fiscal year 2009 bonus awarded to Ms. Wong by Company management and paid in 2009.

21)	Represents fiscal year 2010 bonus awarded by Board of Directors and Compensation Committee of the Company and paid in 2011.

22)
Represents the grant date fair value of restricted common stock and option awards for each of the years presented. The assumptions used in estimating the grant date fair value of option awards are found in the Notes to Consolidated Financial Statements, Note 13 (“Stock-Based Compensation”) in the Company’s Form 10-K for the year ended December 31, 2010.

23)	Represents car allowance for the period October 1, 2010 to December 31, 2010.

24)	Represents lump sum payment in 2010 of $169,167, Company 401(k) contributions of $14,700, and rent reimbursement of $5,600.

25)	Represents Company 401(k) plan contributions of $14,700 in 2009, $13,800 in 2008, and rent reimbursement of $9,600 in 2009 and $7,200 in 2008 paid in these respective years.

26)	Represents Company 401(k) plan contributions, provided on the same basis as for all U.S. employees.

27)	Represents retirement payment in 2010 of $40,000 and Company 401(k) contributions of $10,380.

28)
Includes $137,324 for 2010 and $126,794 for 2009 in fees paid in the respective years to KKSH Holdings, Ltd., under the Company’s Contract of Engagement with KKSH Holdings, Ltd.  Mr. Grigg holds a noncontrolling interest in and is a member of the board of directors of KKSH. Also includes $45,870 for 2010 and $34,577 for 2009 in housing allowance, medical and life insurance benefits and other items paid or reimbursed in the respective years.

29)
Includes $42,000 in consulting fees for the period January 1, 2008 through February 29, 2008 pursuant to terms of Mr. Grigg’s Consulting Agreement with the Company.  Also includes $36,528 in housing allowance, $2,670 in medical and life insurance benefits, $13,200 in 401(k)-like benefits and $12,957 in travel allowance paid or reimbursed.

30)	Includes $68,494 for housing allowance, transportation and annual leave allowance paid or reimbursed.

31)	Includes $52,491 in housing allowance, $9,189 in medical and life insurance and $13,723 for local transportation costs and annual leave allowance paid or reimbursed.

Grants of Plan-Based Awards in Year 2010

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers under the 2009 Equity Incentive Plan and approved by the Compensation Committee of the Board of Directors during fiscal year 2010.

Name	Grant Date	Stock Awards: Number of Shares of Common Stock (#)		Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Stock and Option Awards ($/Share) (6)	Closing Stock Price on Date of Awards ($/Share) (6)	Grant Date Fair Value of Stock and Option Awards ($) (7)

Byron A. Dunn	10/1/2010	250,000	(1)	-		3.43	3.43	857,500
	10/1/2010	-		1,500,000	(4)	3.43	3.43	3,710,000

William E. Dozier	7/20/2010	100,000	(2)	-		3.60	3.60	360,000

Frank C. Ingriselli	-	-		-		-	-	-

Abiola L. Lawal	6/7/2010	84,000	(3)	-		3.75	3.75	315,000
	9/1/2010	-		116,000	(5)	2.44	2.44	197,970

Stephen F. Groth	-	-		-		-	-	-

Richard Grigg	-	-		-		-	-	-

Heidi Wong	-	-		-		-	-	-

Clark R. Moore	-	-		-		-	-	-

1)	Represents shares of restricted stock. In accordance with the terms of Mr. Dunn’s Separation and General Release of Claims Agreement of April 11, 2011, the shares vested on April 19, 2011.

2)	Represents shares of restricted stock. The shares vested 100% on October 1, 2010.

3)	Represents shares of restricted stock. The shares vest as follows: 42,000 shares vested on November 17, 2010; 21,000 shares will vest on June 17, 2011; and 21,000 shares will vest on June 17, 2012.

4)	Represents grant of stock options. The options were forfeited in April 2011 in accordance with the terms of Mr. Dunn’s Separation and General Release of Claims Agreement.

5)	Represents grant of stock options. Options vest ratably on first day of each month starting with date of grant.

6)	The exercise or the base price of restricted stock and option awards is equal to the closing price of the Company’s Common Stock as reported by the NYSE Amex on the grant date.

7)	Aggregate grant date fair value of restricted stock and stock options granted computed in accordance with FASB ASC Topic 718.

2007 Stock Plan

The Company’s Board of Directors and stockholders approved and adopted the 2007 Stock Plan on May 7, 2007 (the “2007 Plan”).  The 2007 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and stock appreciation rights (“SARs”) to employees, directors and consultants of the Company to purchase up to an aggregate of 4,000,000 shares of Common Stock.  Upon adoption of the 2009 Equity Incentive Plan by the Board of Directors in June 2009, the Company’s Board of Directors resolved to (i) discontinue further grants and awards of equity securities under the 2007 Plan, except the issuance of Company stock upon exercise of issued and outstanding options issued pursuant to the 2007 Plan, and (ii) amend the 2007 Plan to reduce the number of shares available for issuance under the 2007 Plan to 2,622,000 from 4,000,000, and to further reduce the number of shares available for issuance thereunder by such number of shares that from time to time may be returned for issuance under the 2007 Plan upon expiration or termination of any option issued thereunder or repurchase of any restricted stock issued thereunder, and to return all such shares to the Company’s treasury.

The purpose of the 2007 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company, and to attract new employees, directors and consultants with outstanding qualifications. The 2007 Plan is administered by the Compensation Committee on behalf of the Board of Directors which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 2007 Plan.

Pursuant to the 2007 Plan, the Company could from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs with respect to, the Company’s Common Stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 110% of the fair market value of Common Stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2007 Plan or any other option plan adopted by the Company. Nonqualified options could be granted under the 2007 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options could be granted without regard to any restriction on the amount of Common Stock that could be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferrable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of Common Stock issuable under the 2007 Plan, the number of shares of stock, options and SARs outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

Pursuant to the 2007 Plan, in the event of a pending or threatened takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding Common Stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any of its subsidiaries), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing on Form 13G or Form 13D, the Board of Directors may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the 2007 Plan: (a) accelerate the exercise dates of any outstanding option or SAR, or make the option or SAR fully vested and exercisable; (b) pay cash to any or all holders of options or SARs in exchange for the cancellation of their outstanding options or SARs; or (c) make any other adjustments or amendments to the 2007 Plan and outstanding options or SARs and substitute new options or SARs for outstanding options or SARs.

In general, upon the termination of service to the Company as an employee, director or consultant of an optionee or restricted stock or SAR recipient, all options, shares of restricted stock and SARs granted to such person that have not yet vested will immediately terminate, and those options and SARs that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

As of December 31, 2010, options to purchase an aggregate of 1,372,000 shares of Common Stock and restricted stock grants of an aggregate of 1,270,400 shares of Common Stock had been issued under the 2007 Plan.  The 2007 Plan terminates on May 7, 2017.

2009 Equity Incentive Plan

The Company’s Board of Directors approved and adopted the 2009 Equity Incentive Plan on June 3, 2009 (the “2009 Plan”), and the Company’s stockholders approved and adopted the 2009 Plan on July 21, 2009.  The 2009 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and restricted stock units (“RSUs”), performance units, performance shares and SARs to employees, directors and consultants of the Company to purchase up to an aggregate of 6,000,000 shares of Common Stock.  The purposes of the 2009 Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business.  The 2009 Plan is administered by the Compensation Committee on behalf of the Board of Directors which has the authority to determine the specific terms and conditions of all awards granted under the 2009 Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and the applicable vesting criteria. The administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Pursuant to the 2009 Plan, the Company may from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs, RSUs, performance shares and performance units, with respect to, the Company’s Common Stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 100% (110% in the case of an owner of 10% or more of Company Common Stock) of the fair market value of Common Stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2009 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2009 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of Common Stock issuable under the 2009 Plan, the number of shares of stock, options, SARs, RSUs, performance units and performance shares outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

In general, upon the termination of service to the Company of an optionee or 2009 Plan award recipient as an employee, director or consultant, all options, shares of restricted stock, SARs, RSUs, performance shares and performance units (collectively, “2009 Plan Awards”) granted to such person that have not yet vested will immediately terminate, and those 2009 Plan Awards that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

In the event of the proposed dissolution or liquidation of the Company, the Company will notify each 2009 Plan participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a 2009 Plan Award will terminate immediately prior to the consummation of such proposed action.  In the event of a merger or change in control of the Company, any or all outstanding 2009 Plan Awards issued may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards).  The successor corporation may also issue, in place of outstanding shares of the Company held by the 2009 Plan participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant.  In the event that the successor corporation does not assume or substitute for the 2009 Plan Award, unless the administrator provides otherwise, the participant will fully vest in and have the right to exercise all of his or her outstanding option awards, including shares as to which such option awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

As of December 31, 2010, options to purchase an aggregate of 2,079,570 shares of Common Stock and restricted stock grants of an aggregate of 1,387,739 shares of Common Stock had been issued under the 2009 Plan. The 2009 Plan terminates on June 3, 2019.

Limitation of Liability and Indemnification Matters

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Company’s Restated Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with certain of its current executive officers and directors, and intends to enter into agreements with its future directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.  The Company has been informed that in the opinion of the Securities and Exchange Commission, indemnification provisions, such as those contained in the Company’s Restated Certificate of Incorporation, are unenforceable with respect to claims arising under federal securities laws and, therefore, do not eliminate monetary liability of directors.

The Company currently maintains Executive and Organization Liability Insurance Policies issued by Illinois National Insurance Company, a member company of the Chartis division of American International Group, Inc., Federal Insurance Company, a member of the Chubb group of companies,  and other companies.  This policies provide insurance coverage on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (9)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($) (14)

Byron A. Dunn	-	1,500,000	(1)	3.43	10/1/2015	250,000	(10)	497,500

William E. Dozier	-	-		-	-	-		-

Frank C. Ingriselli	63,334	-		6.00	1/28/2011	-		-
	85,070	-		4.02	1/28/2011	-		-

Abiola L. Lawal	12,889	103,111	(2)	2.44	9/1/2015	42,000	(11)	83,580

Stephen F. Groth	-	-		-	-	-		-

Richard Grigg	9,500	500	(3)	6.00	12/17/2017	101,850	(12)	202,682
	204,000	36,000	(4)	0.64	12/9/2018	-		-
	14,584	14,583	(5)	4.02	12/8/2014	-		-

Heidi Wong	15,000	-		0.64	12/9/2018	12,500	(13)	24,875

Clark R. Moore	9,500	500	(6)	6.00	12/17/2017	-		-
	34,000	6,000	(7)	0.64	12/9/2018	-		-
	20,000	20,000	(8)	4.02	12/8/2014	-		-

1)	The options were forfeited in 2011 in accordance with the terms of Mr. Dunn’s Separation and General Release of Claims Agreement of April 2011.

2)
Options will vest monthly on the first day of each month in 32 equal installments from January 1, 2011 through August 1, 2013, subject to continued employment and terms and conditions of the option agreement.

3)	Options vested on February 7, 2011 as a result of Mr. Grigg’s retirement from the Company.

4)	Options for 24,000 shares became vested on February 7, 2011 as a result of Mr. Grigg’s retirement. Options for 12,000Shares were forfeited at that date.

5)	Options for 7,292 shares became vested on February 7, 2011 as a result of Mr. Grigg’s retirement. Options for 7,291 shareswere forfeited at that date.

6)	Options will vest on December 17, 2011.

7)	Options for 4,000 shares will vest on December 9, 2011. Options for 2,000 shares will vest on December 9,2012.

8)	Options for 10,000 shares will vest on January 8, 2011. Options for 10,000 shares will vest on January 8, 2012.

9)
The option exercise price for the 2007 and 2009 awards is equal to the fair market value of Common Stock of the Company determined in accordance with either the 2007 Stock Plan or 2009 Equity Incentive Plan, as applicable.  Under the 2007 Stock Plan, fair value represents the mean between the bid and asked prices on the close of business the day immediately prior to the date of grant as reported by Pink Sheets LLC.  The fair market value under the 2009 Equity Incentive Plan represents the closing price of the Company’s Common Stock on the option grant date, as reported by the NYSE Amex.

10)	Represents restricted stock granted in 2010. In accordance with the terms of Mr. Dunn’s Separation and General Release of Claims Agreement of April 11, 2011, the shares vested on April 19, 2011.

11)
Represents restricted stock granted in 2010. The shares will vest as follows:  21,000 on June 17, 2011 and 21,000 on June 17, 2012, subject to continued employment and the terms and conditions of the restricted stock agreement.

12)
Represents 72,000 shares and 29,850 shares of restricted stock previously granted under our 2007 Plan and 2009 Plan respectively.  The shares vested in 2011 as follows: 14,925 on January 8, 2011, and 86,925 on January 8, 2012 as a result of Mr. Grigg’s retirement.

13)	Represents shares of restricted stock previously granted under our 2007 Plan. These shares vest on September 12, 2011, subject to terms and conditions of the restricted stock agreement.

14)	Represents the market value of the shares calculated based on the closing price of the Company’s Common Stock as reported by NYSE Amex on December 31, 2010.

Options Exercised and Stock Vested - 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bryon A. Dunn	-	-	-	-

William E. Dozier	-	-	100,000	343,000

Frank C. Ingriselli	491,311	1,747,288	183,533	701,343

Abiola L. Lawal	-	-	42,000	95,340

Stephen F. Groth	235,197	803,013	64,261	171,577

Richard Grigg	-	-	131,851	389,960

Heidi Wong	85,000	186,150	37,500	90,375

Clark R. Moore	-	-	-	-

Pension Benefits

Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. The plan provides for Company matching of 200% on up to the first 3% of salary contributed by employees. Company contributions are immediately vested to the employee.  The Named Executive Officers participate in this plan on the same basis as other employees.  There is no supplemental nonqualified plan of this type for officers.

Non-Qualified Deferred Compensation

We do not have a plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change in Control

For a description of the potential payments to our Named Executive Officers upon termination or a change in control, see ”Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements and Post-Termination Benefits” above.

The following table quantifies the termination benefits due to our Named Executive Officers, in the event of their termination for various reasons, including any termination occurring within 12 months following a change of control. The amounts were computed as if each executive officer's employment terminated on December 31, 2010.  Amounts include Named Executive Officers who have retired or resigned since December 31, 2010.  In those cases, the amounts shown in the table do not represent the actual amounts received by the respective persons on leaving employment with the Company.

		Termination for other than Cause, Death or Disability
Name	Termination Due to Death or Disability ($)	or by Executive for Good Reason ($)	Within 12 Months Following Change of Control ($)

Byron A. Dunn
Salary and Bonus (1)	100,000	850,000	1,037,500
Equity Awards (2)	-	497,500	497,500
Benefits (3)	-	111,746	119,096
Total	100,000	1,459,246	1,654,096

Abiola L. Lawal
Salary and Bonus (1)	125,000	755,000	912,500
Equity Awards (2)	-	83,580	83,580
Benefits (3)	-	84,175	91,525
Total	125,000	922,755	1,087,605

Richard Grigg
Salary (4)	360,100	360,100	360,100

Heidi Wong
Salary (5)	99,487	99,487	99,487

Clark R. Moore	-	-	-

1)
For termination due to death or disability, represents year 2010 bonus that was paid in January 2011.For other terminations, amounts represent year 2010 bonus plus 24 months salary in the case of termination for “good reason” and  year 2010 bonus plus 30 months salary in the case of termination due to “change of control” as specified.

2)
Represents intrinsic value at December 31, 2010 for unvested restricted stock and unvested stock options thatwould become vested under terms of the Named Executive Officer’s employment agreement.  The intrinsic value for restricted stock was equal to the number of shares valued at $1.99 per share, the closing price on December 31, 2010.   There were no unvested stock options held by these officers having intrinsic value at that date, as the option exercise prices were greater than $1.99 per share.

3)
Represents 24 months maximum company contribution under the Company’s 401(k) plan for termination for “good reason”,  30 months of such company contribution for termination for “change of control”; $20,000 maximum allowance for outplacement services; and employee health, life and other insurance benefits of $62,346 for Mr. Dunn and $34,775 for Mr. Lawal for a maximum of two years.

4)	Represents 50% of Mr. Grigg’s salary per his employment contract and 215% of fees earned by him under the agreement between Mr. Grigg, the Company and KKSH Holdings, Ltd.

5)	Represents 50% of Ms. Wong’s annual salary plus local income tax gross-up, per her employment agreement.

Compensation of Directors

There are no standard arrangements by which directors of the Company are compensated for their services as directors, and none of the directors received any cash compensation for their services as such during the most recently completed fiscal year, except pursuant to the Company’s Board Compensation Plan adopted on April 22, 2009 by the Board of Directors (the “Board Compensation Plan”).    Pursuant to the Board Compensation Plan, each independent director of the Company in good standing is entitled to (i) cash payments totaling $20,000, payable in equal quarterly installments of $5,000 each in arrears, and (ii) a grant of restricted Common Stock of the Company under the Company’s incentive stock plan with a fair market value of $60,000 measured as of the date of grant as calculated under the Company’s incentive stock plan, 100% of which shares shall be subject to a Company repurchase option that lapses one year following the date of grant subject to the Board member’s continued service as a member of the Company’s Board of Directors during such time.  In accordance with the Board Compensation Plan, on July 29, 2010 each of Messrs. Link, Brown, Dozier and Hofmeister, and Ms. O’Leary, as the Company’s independent directors, received a grant of 20,270 shares of restricted Common Stock of the Company under the Company’s 2009 Stock Plan, 100% of which shares will become vested and non-forfeitable on the twelve month anniversary of the grant date.

In addition, in accordance with the Board Compensation Plan and in consideration of their service as Chairs of the Board of Directors’ Committees, on July 29, 2010, the Company’s Board of Directors issued (i) 20,000 shares of restricted Common Stock of the Company to Mr. Link as Chairman of the Audit Committee, (ii) 10,000 shares of restricted Common Stock of the Company to Dr. Brown as Chairman of the Nominating and Corporate Governance Committee, (iii) 10,000 shares of restricted Common Stock of the Company to Ms. O’Leary as Chair of the Compensation Committee, and (iv) 10,000 shares of restricted Common Stock of the Company to Mr. Dozier as Chairman of the Technical/Operating Committee, in each case subject to vesting 50% on July 29, 2011 and 50% on July 29, 2012, subject to continued services with the Company.

Additionally, on July 20, 2010 and pursuant to that certain consulting agreement, dated August 1, 2010 (the “Dozier Consulting Agreement”), whereunder current director Mr. William E. Dozier served as the Company’s Interim Chief Executive Officer following the retirement of former President and Chief Executive Officer Frank C. Ingriselli, the Company granted to Mr. Dozier 100,000 shares of the Company’s Common Stock pursuant to the Company’s 2009 Equity Compensation Plan, all of which shares vested upon the effective date of the Company’s appointment of a new Chief Executive Officer, Byron A. Dunn, on October 1, 2010.  In addition, Mr. Dozier received a fee of $30,000 per month from August through September 2010 under the Dozier Consulting Agreement, terminating upon the appointment of Mr. Byron A. Dunn on October 1, 2010 as Chief Executive Officer.

Additionally, in 2010, the Company paid and issued to Byron A. Dunn cash and long-term equity compensation as described above in connection with his services as the President and Chief Executive Officer of the Company following his appointment effective October 1, 2010.  Mr. Dunn resigned all positions with the Company effective April 11, 2011.

Furthermore, in 2010, the Company paid and issued to Frank C. Ingriselli, former director, Chief Executive Officer, and President, cash and long-term equity compensation as described above in connection with his services as President and Chief Executive Officer of the Company until his retirement effective August 1, 2010, and as an independent consultant to the Company following his retirement from August 1, 2010 through September 30, 2010.

Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

The following table sets forth for each non-employee director the compensation earned for duties as a director for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)

Dr. Lee Brown	10,000	89,599	99,599

Dr. Kase L. Lawal	-	-	-

William E. Dozier	20,000	89,599	109,599

John Hofmeister	10,000	59,999	69,999

Hazel R. O'Leary	10,000	89,599	99,599

James F. Link Jr.	20,000	119,199	139,199

Elizabeth P. Smith	10,000	-	10,000

Robert C. Stempel	10,000	-	10,000

1)
During 2010, non-employee members of the Board at July 29, 2010, excluding Dr. Lawal, were awarded restricted shares at that date.  The grant date fair value per share was at the closing price for Company common stock as reported on the NYSE Amex at that date.

2)
At December 31, 2010, non-employee Board members other than Dr. Lawal held 151,350 shares of unvested stock awards as follows: Dr. Brown, Mr. Dozier, and Ms. O’Leary each held 30,270 shares;  Mr. Hofmeister held 20,270 shares; and Mr. Link held 40,270 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee during the fiscal year ended December 31, 2010 were, are, or have ever been officers or employees of the Company.   No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended December 31, 2010, except to the extent that the Company’s entry into stockholder-approved Indemnification Agreements with all of its current officers and directors is required to be disclosed under such Item.

None of our executive officers served as a member of:

●	The compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

●	The board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

●	The compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of
The Board of Directors

Hazel O’Leary, Chair
Dr. Lee Brown, Member
John Hofmeister, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 13, 2011, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company’s current directors; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and current directors of the Company as a group. None of the proposed new directors beneficially own any shares of the Common Stock of the Company as of that date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership(1)		Percent of Class

Common Stock	CAMAC Energy Holdings Ltd.	89,467,120	(2)	58.0%
	c/o CAMAC International Corporation
	1330 Post Oak Blvd., Suite 2200
	Houston, Texas 77056

Common Stock	Dr. Kase Lukman Lawal	90,467,120	(3)	58.6%
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Frank C. Ingriselli	3,085,360		2.0%
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Richard Grigg	1,167,017	(4)	*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Stephen F. Groth	270,443		*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Byron A. Dunn	250,000		*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Abiola L. Lawal	212,732	(5)	*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	William E. Dozier	205,354		*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Hazel R. O’Leary	30,270	*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	Dr. Lee Patrick Brown	30,270	*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	John Hofmeister	20,270	*
	1330 Post Oak Blvd., Suite 2575
	Houston, TX 77056

Common Stock	All Directors and	95,738,836(6)	61.9%
	Executive Officers as a Group (10 persons)
______________

*Less than 1%.

1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of May 13, 2011, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

2)
Includes all shares of the Company’s Common Stock held directly by CAMAC Energy Holdings Ltd., including all shares of the Company’s Common Stock indirectly held by Dr. Kase Lukman Lawal through Dr. Lawal’s 27.7% ownership in CAMAC International Limited, which entity indirectly owns 100% of CAMAC Energy Holdings Ltd. as described in footnote 3 below.

3)
Includes all shares of the Company’s Common Stock held directly by CAMAC Energy Holdings Ltd. as described in footnote 2 above.  Dr. Lawal owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CAMAC Energy Holdings Ltd.  Dr. Lawal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Proxy Statement shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

4)	Includes (i) 899,850 shares of the Company’s Common Stock held directly by Mr. Grigg, and (ii) options exercisable as of February 7, 2011 for an aggregate of 267,167 shares.

5)
Includes (i) 177,288 shares of the Company’s Common Stock held directly by Mr. Lawal (ii) options exercisable as of May 13, 2011 for an aggregate of 29,000 shares; and (iii) options for an aggregate of 6,444 shares which will become exercisable within 60 days of May 13, 2011.

6)
Includes all shares of the Company’s Common Stock, immediately exercisable warrants to purchase Company Common Stock, and options to purchase Company Common Stock exercisable within sixty (60) days of April 29, 2011, beneficially owned or held by (i) Messrs. Ingriselli and Dunn who served as Chief Executive Officers of the Company during the last completed fiscal year, (ii) Messrs. Dr. Kase Lukman Lawal, Hofmeister, Brown, and Dozier, and Ms. O’Leary, who currently serve as directors of the Company, (iii) Mr. Grigg, who served as an executive officer of the Company during the last completed fiscal year, (iv) Mr. Groth, who served as an executive officer of the company during the last completed fiscal year, (v) Mr. Abiola L. Lawal, who currently serves as an executive officer of the Company, and (vi) CAMAC Energy Holdings Ltd., which is 100% indirectly owned by CAMAC International Limited, 27.7% of which is owned by Dr. Kase Lukman Lawal.  Dr. Lawal disclaims beneficial ownership of the securities owned by CAMAC Energy Holdings Ltd. except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or for any other purpose.

Equity Compensation Plan Information

The following table sets forth all compensation plans previously approved by the Company’s security holders and all compensation plans not previously approved by the Company’s security holders as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)(3)	4,031,605	$3.12	(4)	2,870,318
		$2.19	(5)
Equity compensation plans not approved by security holders (2)	400,000	$4.62	(2)	-
Total	4,431,605			2,870,318

(1)	Includes the 2007 Stock Plan and 2009 Equity Incentive Plan.

(2)	Represents an individual compensation arrangement entered into between the Company and a consultant in connection with EORP milestone payments. These options were cancelled in January 2011.

(3)	Includes remaining warrants exercisable for 1,646,434 shares of Common Stock, originally issued in 2007 and 2010 to placement agents, for which issuance was approved by stockholders of the Company.

(4)	The weighted average exercise price of stock options.

(5)	The weighted average exercise price of stock warrants.

Changes in Control

There are currently no arrangements that may result in a change in control of the Company.

CHANGES IN CONTROL

On April 7, 2010, the Company announced that it had closed its previously announced acquisition of all of the interests (the “Contract Rights”) held by CAMAC Energy Holdings Limited (“CEHL”) and certain of its affiliates (the “CAMAC Group”) in a Production Sharing Contract (the “PSC”) with respect to an oilfield asset known as the Oyo Field (the “Oyo Field”).  Following consummation of the transaction, the Company changed its name to CAMAC Energy Inc. and its stock ticker symbol.  The Company’s shares have subsequently traded on the NYSE Amex under the symbol “CAK.”

As consideration for the Contract Rights, the Company paid CEHL $32 million in cash consideration (the “Cash Consideration”) and issued to CEHL 89,467,120 shares of the Company’s Common Stock, par value $0.001, representing approximately 62.74% of the Company’s issued and outstanding Common Stock at closing (the “Consideration Shares”).  In addition, if certain issued and outstanding warrants and options exercisable for an aggregate of 7,991,948 shares of the Company’s Common Stock were exercised following the closing, then the Company was obligated to issue up to an additional 13,457,188 Consideration Shares to CEHL to maintain its 62.74% interest in the Company. As of May 13, 2011 the maximum number of such shares issuable was 6,811,446, comprised of 188,591 shares issuable as a result of past exercise of certain warrants and 6,622,855 shares potentially issuable if certain unexercised warrants are exercised prior to their expiration dates.  As additional Cash Consideration, the Company agreed to pay CEHL $6.84 million on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the closing date, which the Company has paid.

In connection with the closing on April 7, 2010, the Company’s Board of Directors was expanded from five members to seven members, with CEHL having the right to initially designate four of the seven members.  CEHL agreed, for a one-year period following the closing date, to vote its Consideration Shares in favor of electing or removing the remaining three directors nominated by the Company, provided that any persons nominated by the Company must be reasonably acceptable to a majority of the Board of Directors or a majority of the members of the Nominating and Corporate Governance Committee.

On April 7, 2010, Mr. Robert Stempel and Ms. Elizabeth Smith resigned from the Company’s Board of Directors.  Neither Mr. Stempel nor Ms. Smith resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The four vacancies created by these resignations and expansion of the Board of Directors have been filled by the appointment of the following individuals as nominated by CEHL: Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown and Hazel O’Leary.

In connection with the acquisition of the Contract Rights on April 7, 2010, a change of control of the Company occurred upon the issuance to CEHL of Consideration Shares representing approximately 62.74% of the Company’s issued and outstanding Common Stock.  As a result of its controlling interest in the Company, CEHL or its designees will have the ability to approve any matter submitted to the Company’s stockholders where a simple majority vote is required to obtain stockholder approval, whether such action is sought through a special or annual meeting or through written consent.  Additionally, CEHL currently owns and controls enough shares to elect or remove the Company’s directors at stockholder meetings, subject to the contractual restrictions described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s Common Stock are required to report their ownership of the Company’s securities and any changes in that ownership to the SEC and to file copies of the reports with the Company.  Specific due dates for these reports have been established, and the Company is required to report any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s Common Stock complied during the year ended December 31, 2010 with the reporting requirements of Section 16(a) of the Exchange Act, except that due to an administrative oversight, a report for  Dr. Kase Lukman Lawal covering 10,000 shares of Company Common Stock purchased on October 1, 2010 pursuant to a Rule 10b5-1 Plan established August 17, 2010 and administered by Wells Fargo Advisors, LLC was filed on October 7, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports and through discussions with the Chairman of the Board and other officers.

There are currently five directors serving on the Board.  At the Meeting, seven directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed.  The individuals who have been nominated for election to the Board at the Meeting are listed in the table below.  Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy.  Alternatively, the size of the Board may be reduced accordingly.  The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director.  The seven nominees for election as directors are uncontested.  In uncontested elections, directors are elected by a plurality of the votes cast at the meeting.

Director Selection

As provided in its charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors.  The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below.  Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056.  Stockholder recommendations will be promptly provided to the Chairman of the Nominating and Corporate Governance Committee.  As director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party, the Board has not deemed it necessary to adopt a separate policy regarding consideration of candidates recommended by stockholders.  To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2012 Annual Meeting, recommendations must be received by the Corporate Secretary of the Company not later than the close of business on February 24, 2012.

Nominations of persons for election to our Board and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board or (iii) by any stockholder of our Company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the applicable notice procedures set forth in our Bylaws.  For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates.  In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs.  In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including education, reputation, experience, independence, leadership qualities, personal integrity and such other criteria as the Committee deems relevant.  The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.  In addition, as an NYSE Amex-listed company, the Company must comply with the independent director requirements of NYSE Amex, LLC.  The Nominating and Corporate Governance Committee, therefore, also ensures that not less than a majority of directors shall satisfy the NYSE Amex, LLC independence requirements.  For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the ages, and positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position(s)	Director Since

Dr. Kase Lukman Lawal	56	Chief Executive Officer, Chairman and Director	April 2010

Dr. Lee Patrick Brown	73	Director	April 2010

William J. Campbell	52	Director Nominee

J. Kent Friedman	67	Director Nominee

John Hofmeister	63	Director	April 2010

Ira Wayne McConnell	58	Director Nominee

Hazel R. O’Leary	74	Director	April 2010

For information as to the shares of the Common Stock held by each current director, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 43 of this Proxy Statement.  See “Director Nominees and Executive Officers” above for biographical summaries for each of our director nominees, including proposed new directors.

All directors will hold office for the terms indicated or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  Other than as described below, there are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

All of our director nominees were recommended by our majority security holder, CEHL. Dr. Kase Lukman Lawal is our Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of the Company’s last fiscal year, the Company has been or is currently a participant in the following material transactions with related persons:

Employment Agreement and Consulting Agreement with Frank C. Ingriselli (Retired)
The Company and Frank C. Ingriselli, its former President, Chief Executive Officer and member of the Board of Directors, were parties to an employment agreement (the “Ingriselli Agreement”) through the date of Mr. Ingriselli’s voluntary retirement effective August 1, 2010.  The Ingriselli Agreement contained, among other things, severance payment provisions that required the Company to continue Mr. Ingriselli’s salary for 36 months and his benefits for 36 months if employment was terminated without “cause,” as such term is defined in the Ingriselli Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if terminated within 12 months of a “change in control,” as such term is defined in the Ingriselli Agreement. Pursuant to this agreement, Mr. Ingriselli’s annual base salary was $350,000, and he was entitled to an annual bonus of between 20% and 40% of his base salary, as determined by the Company’s Board of Directors, based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.   Under the agreement, Mr. Ingriselli was eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. Mr. Ingriselli voluntarily retired from his employment and all positions with the Company effective August 1, 2010, and in connection with Mr. Ingriselli’s retirement, the Company and Mr. Ingriselli entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Ingriselli provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Ingriselli, the release by the Company of repurchase rights with respect to an aggregate of 60,000 shares of unvested restricted Company Common Stock held by Mr. Ingriselli, the acceleration of vesting with respect to options to purchase an aggregate of 154,666 shares of the Company’s Common Stock held by Mr. Ingriselli, and a lump sum payment of $169,166.66 to Mr. Ingriselli.

The Company and Mr. Ingriselli were parties to a consulting agreement, dated August 1, 2010, pursuant to which Mr. Ingriselli served as an independent consultant to the Company to assist in the transition of his management roles and responsibilities to a successor to be selected by the Company.  As compensation, Mr. Ingriselli received a fee of $40,000 per month.  Mr. Ingriselli’s consulting engagement ended September 30, 2010.

Employment Agreement with Stephen F. Groth (Retired)
The Company and Stephen F. Groth, its former Chief Financial Officer, were parties to an employment agreement (the “Groth Agreement”) through the date of Mr. Groth’s voluntary retirement on May 17, 2010.  The Groth Agreement contained, among other things, severance payment provisions that required the Company to continue Mr. Groth’s salary for 36 months and his benefits for 24 months if employment was terminated without “cause,” as such term is defined in the Groth Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 36 months if terminated within 12 months of a “change in control,” as such term is defined in the Groth Agreement. Pursuant to this agreement, Mr. Groth’s annual base salary was $150,000 (changed to $165,000 effective January 1, 2008), and he was entitled to an annual bonus of between 20% and 30% of his base salary, as determined by the Company’s Board of Directors based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.   Under the agreement, Mr. Groth was eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. Mr. Groth voluntarily retired from his employment with the Company effective May 17, 2010, and in connection with Mr. Groth’s retirement, the Company and Mr. Groth entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Groth provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Groth, the release by the Company of repurchase rights with respect to an aggregate of 64,261 shares of unvested restricted Company Common Stock held by Mr. Groth, the acceleration of vesting with respect to options to purchase an aggregate of 92,332 shares of the Company’s Common Stock held by Mr. Groth, and a lump sum payment of $40,000 to Mr. Groth.

Employment Agreement with Richard Grigg (Retired)
On August 1, 2008, the Company entered into an Employment Agreement with Richard Grigg, the Company’s Senior Vice President and Managing Director (the “Grigg Agreement”).  The Grigg Agreement, which superseded the prior employment agreement the Company entered into with Mr. Grigg in March 2008, had a three year term, and provided for a base salary of 1,650,000 RMB (approximately $241,000) per year and an annual performance-based bonus award targeted at between 30% and 40% of his then-current annual base salary awardable in the discretion of the Company’s Board of Directors.  Mr. Grigg was also entitled to reimbursement of certain accommodation expenses in Beijing, China, medical insurance, annual leave expenses, and certain other transportation fees and expenses.  In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Grigg Agreement), the Company would have been required to pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  However, on January 27, 2009, the Company revised the terms of its employment relationship with Richard Grigg by entering into an Amended and Restated Employment Agreement with Mr. Grigg (the “Amended Employment Agreement”) and a Contract of Engagement (“Contract of Engagement”) with KKSH Holdings Ltd., a company registered in the British Virgin Islands (“KKSH”). Mr. Grigg is a minority shareholder and member of the board of directors of KKSH.  The Amended Employment Agreement superseded the Grigg Agreement and governed the employment of Mr. Grigg in the capacity of Managing Director of the Company for a period of three years.  The Amended Employment Agreement provided for a base salary of 990,000 RMB (approximately $144,000) per year and the reimbursement of certain accommodation expenses in Beijing, China, annual leave expenses, and certain other transportation and expenses of Mr. Grigg.  In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Amended Employment Agreement), the Company would pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  The Contract of Engagement governed the engagement of KKSH for a period of three years to provide the services of Mr. Grigg through KKSH as Senior Vice President of the Company strictly with respect to the development and management of business opportunities for the Company outside of the People’s Republic of China.  The basic fee for the services provided under the Contract of Engagement was 919,000 RMB (approximately $134,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH.  Pursuant to the Contract of Engagement, the Company also provided Mr. Grigg with medical benefits and life insurance coverage, and an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminated the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company would pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.   On February 7, 2011 the Company and Mr. Grigg entered into a voluntary retirement agreement for Mr. Grigg’s retirement effective on that date.  In addition, Mr. Grigg and KKSH entered into a General Release of All Claims Agreements with the Company in return for a payment of $50,000, acceleration of vesting with respect to options to purchase an aggregate of 31,792 shares of  Company Common Stock held by Mr. Grigg and KKSH, and release by the Company of repurchase rights with respect to an aggregate of 86,925 shares of unvested restricted Company Common Stock held by Mr. Grigg. On February 8, 2011 KKSH and the Company entered into a Consulting Agreement for temporary services of Mr. Grigg through March 31, 2011 to provide transition services for a total fee of approximately $54,000.

Transaction with Richard Grigg (Retired)
In March 2009, the Company issued 970,000 shares of Company Common Stock, to Richard Grigg, the Company’s Senior Vice President and Managing Director,  in exchange for 3,825,000 Ordinary fully paid shares of Sino Gas & Energy Holdings Limited (SG&E) owned by Mr. Grigg. This represented approximately 3.26% of the outstanding shares of SG&E as of March 9, 2009. The acquired shares were originally accounted for by the Company as a non-current investment carried at cost.  Commencing with the interim period ending September 30, 2009 the carrying amount was recorded at fair value, due to SG&E trading publicly on the Australian Stock Exchange beginning September 15, 2009. Mr. Grigg is a former executive of SG&E who joined the Company in October 2007.  The SG&E shares were acquired in order to eliminate possible conflicts of interest involving Mr. Grigg regarding possible future transactions that may occur between the Company and SG&E, as both companies’ business plans involve developing operations in China.

Employment Agreement with Jamie Tseng (Retired)
The Company was a party to an Employment Agreement with Jamie Tseng, the Company’s former Executive Vice President (the “Tseng Employment Agreement”), dated April 22, 2009 and effective January 1, 2009.  The Tseng Employment Agreement governed the employment of Mr. Tseng in the capacity of Executive Vice President of the Company until Mr. Tseng’s retirement effective January 15, 2010, and provided for a base salary of $140,000 per year, and provided that, in the event the Company terminated Mr. Tseng’s employment without Cause (as defined in the Tseng Employment Agreement), the Company would have been required to pay to Mr. Tseng a lump sum amount equal to 50% of Mr. Tseng’s then-current annual base salary.  Mr. Tseng retired from his employment with the Company effective January 15, 2010, and in connection with Mr. Tseng’s retirement, the Company and Mr. Tseng entered into a Separation and Release Agreement pursuant to which Mr. Tseng provided a general release of all claims against the Company in exchange for the release by the Company of repurchase rights with respect to an aggregate of 61,572 shares of unvested restricted Company Common Stock held by Mr. Tseng, the acceleration of vesting with respect to options to purchase 40,800 shares of the Company’s Common Stock held by Mr. Tseng, the award of 20,000 shares of restricted Company Common Stock to Mr. Tseng, a lump sum payment of $50,000 to Mr. Tseng, and the continued payment by the Company of the Beijing office lease through February 2010 that was used by Mr. Tseng.

Consulting Agreement with William E. Dozier
The Company and William E. Dozier, its Interim Chief Executive Officer and member of the Board of Directors, were parties to a consulting agreement, dated August 1, 2010, pursuant to which Mr. Dozier served as an independent consultant to the Company.  The consulting agreement was terminable by either the Company or Mr. Dozier upon thirty days’ notice.  As compensation, Mr. Dozier received a fee of $30,000 per month, and was granted 100,000 shares of the Company’s Common Stock pursuant to the Company’s 2009 Equity Compensation Plan, all of which shares vested upon the effective date of the Company’s appointment of a new Chief Executive Officer. Upon the appointment of Mr. Byron A. Dunn on October 1, 2010 as Chief Executive Officer, Mr. Dozier stepped down as the Interim Chief Executive Officer and consultant.

Employment Agreement and Separation and Release Agreement with Byron A. Dunn (New Hire, Resigned in 2011)
Effective October 1, 2010, the Company appointed Mr. Byron A. Dunn as the Company’s new President, Chief Executive Officer, and member of the Board of Directors.  The Company and Mr. Dunn were parties to an employment agreement (“Dunn Employment Agreement”) pursuant to which Mr. Dunn received an annual base salary of $375,000, a one-time cash sign-on bonus of $150,000, and payment of certain club membership and transportation expenses, and Mr. Dunn was also eligible to receive a discretionary cash performance bonus each year targeted at 100% of his then-current annual base salary.  Also, effective on his start date of October 1, 2010, the Company issued to Mr. Dunn 250,000 shares of Company restricted Common Stock subject to a one year vesting period, and an option to purchase 1.5 million shares of the Company’s Common Stock vesting 1/3 on December 1 of each of 2011, 2012 and 2013.  In addition, in the event the Company terminated Mr. Dunn’s employment without Cause (as defined in the Dunn Employment Agreement) or Mr. Dunn resigned for Good Reason (as defined in the Employment Agreement, (i) the Company was required to pay to Mr. Dunn an amount equal to 24 months of his base salary plus target bonus as in effect immediately before Mr. Dunn’s termination or resignation (30 months in connection with a Change in Control, as defined in the Dunn Employment Agreement), (ii) the Company was required to pay to Mr. Dunn an amount equal to 24 months of the maximum contribution the Company may make for Mr. Dunn under the Company’s 401(k) plan (30 months in connection with a Change in Control, as defined in the Employment Agreement), (iii) any outstanding stock options and restricted stock would become fully vested, and options would remain exercisable for 12 months, (iv) the Company would reimburse Mr. Dunn for up to $20,000 of outplacement services, and (v) the Company would continue to provide Mr. Dunn and his dependents with the same level of insurance benefits received immediately prior to termination or resignation for up to 2 years, or until Mr. Dunn obtains similar replacement benefits through a new employer. Effective April 11, 2011, Mr. Dunn resigned from all his positions with the Company and the Dunn Employment Agreement was terminated.

On April 11, 2011, in connection with Mr. Dunn’s resignation, the Company agreed to provide Mr. Dunn with the following severance and other benefits pursuant to a Separation Agreement and General Release of Claims entered into by and between Mr. Dunn and the Company: (i) the Company agreed to pay Mr. Dunn $400,000 in cash upon the expiration of seven days following the effective date (which amount was paid on April 19, 2011), and $200,000 in cash ninety days following the effective date of the severance agreement; (ii) monthly reimbursement of Mr. Dunn’s health benefits under the Company’s group health and dental plan for up to eighteen months following the effective date of the severance agreement; and (iii) upon the expiration of seven days following the effective date of the severance agreement, 250,000 shares of restricted stock issued to Mr. Dunn under the Company’s 2009 Equity Incentive Plan shall become fully vested (which became fully vested on April 19, 2011). In addition, the Company and Mr. Dunn agreed to certain other customary terms and conditions, including a release of potential claims, preservation of proprietary and confidential information, and indemnities.

The Separation and General Release of Claims Agreement extinguished all rights, if any, which Mr. Dunn had, contractual or otherwise, relating to his employment with Company, including any rights to severance benefits under the Dunn Employment Agreement.

Secondment Agreement for Abiola L. Lawal
Abiola L. Lawal, the Company's Executive Vice President and Chief Financial Officer effective August 1, 2010, was under contract in that capacity from May 17, 2010 to September 1, 2010  pursuant to a secondment agreement from CAMAC International Corporation (“CIC”), Mr. Lawal's employer (the “Secondment”).  During that time Mr. Lawal remained an employee of CIC, which contracted his services to the Company pursuant to the Secondment on a month-to-month basis to serve the Company on a full-time basis, reporting directly to the Company’s Chief Executive Officer.  During the term of the Secondment, the Company paid directly to CIC on a monthly basis the pro rata portion of Mr. Lawal’s then-currently existing $315,000 salary, CIC’s cost of providing employee benefits to Mr. Lawal, the pro rata portion of any cash bonus paid to Mr. Lawal and approved by the Company’s Board of Directors or Compensation Committee, CIC’s share of any employment-related taxes and fees with respect to Mr. Lawal’s employment, and any expenses incurred by CIC at the request of the Company, or otherwise required of CIC in connection with the Secondment.

The Company's Chairman and Director, Dr. Kase Lawal, is also a minority shareholder and director of CIC, as well as an indirect shareholder and control person of CEHL.  In addition to being a shareholder of CIC, Dr. Kase Lawal is the Chairman of that company, and is also a director of CAMAC International Ltd. (“CIL”) and CEHL.  Mr. Abiola Lawal and Dr. Kase Lawal have no familial relationship.  CIC represents the interests of CEHL and other entities affiliated with CIL (collectively, “CAMAC Entities”), providing technical, administrative, and other assistance to the CAMAC Entities in the United States and overseas.  Although some of the shareholders of CIC, including Dr. Kase Lawal, also own shares of the CAMAC Entities, the majority ownership of CIC and CIL are different.   During the term of Mr. Abiola Lawal's service to the Company pursuant to the Secondment, which ended September 1, 2010, he no longer served as an executive officer of CIC or any party related to CIC or any of the CAMAC Entities.

Employment Agreement with Abiola L. Lawal (New Hire)
On September 1, 2010, the Company and Mr. Abiola Lawal, the Company’s Executive Vice President and Chief Financial Officer, entered into an Employment Offer Letter (the “Lawal Employment Agreement”) pursuant to which Mr. Lawal became a full-time employee of the Company.  Prior to becoming a full-time employee of the Company, Mr. Lawal served as Executive Vice President and Chief Financial Officer of the Company on a full-time basis pursuant to the Secondment from CIC which ended effective September 1, 2010 upon the commencement of Mr. Lawal’s employment with the Company.

Pursuant to the Lawal Employment Agreement, Mr. Lawal receives an annual base salary of $315,000 and received a one-time cash promotion bonus of $50,000.  In addition, Mr. Lawal is eligible for a discretionary cash performance bonus each year targeted at between 25% to 50% of his then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminates Mr. Lawal’s employment without Cause or Mr. Lawal resigns for Good Reason (each as defined in the Lawal Employment Agreement), the Company is obligated to continue paying to Mr. Lawal his base salary and benefits for a period for 12 months following such termination.

Effective March 8, 2011 the Company and Mr. Lawal entered into an Amended and Restated Employment Agreement (the “Amended Lawal Employment Agreement”) pursuant to which Mr. Lawal receives an annual base salary of $315,000.  In addition, Mr. Lawal is eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, in the event the Company terminates Mr. Lawal’s employment without Cause (as defined in the Amended Lawal Employment Agreement) or Mr. Lawal resigns for Good Reason (as defined in the Amended Lawal Employment Agreement, (i) the Company must pay to Mr. Lawal an amount equal to 24 months of his base salary plus target bonus as in effect immediately before Mr. Lawal’s termination or resignation (30 months in connection with a Change in Control, as defined in the Lawal Amended Employment Agreement), (ii) the Company must pay to Mr. Lawal an amount equal to 24  months of the maximum contribution the Company may make for Mr. Lawal under the Company’s 401(k) plan (30 months in connection with a Change in Control, as defined in the Amended Lawal Employment Agreement), (iii) any outstanding stock options and restricted stock shall become fully vested, and options shall remain exercisable for 12 months, (iv) the Company shall reimburse Mr. Lawal for up to $20,000 of outplacement services, and (v) the Company shall continue to provide Mr. Lawal and his dependents with the same level of insurance benefits received immediately prior to termination or resignation for up to 2 years, or until Mr. Lawal obtains similar replacement benefits through a new employer.

Employment Agreements with Heidi Wong (Existing Employee/Promotion)
On August 14, 2008, the Company and Ms. Heidi Wong, the Company’s General Manager of Business Development, Government Relations and Commercial Affairs, entered into an Employment Agreement (the “Wong Employment Agreement”) pursuant to which Ms. Wong became a full-time employee of the Company.  Pursuant to the Wong Employment Agreement, Ms. Wong received an annual base salary of RMB 900,000 (approximately US $135,450) net of Chinese income tax per full year of employment.  In addition, Ms. Wong was eligible for a discretionary cash performance bonus each year targeted at 20% of her then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors and Compensation Committee.  Ms. Wong was also reimbursed a maximum of RMB 30,000 per month for accommodation expenses in Beijing, China.  The Company granted to Ms. Wong 45,000 shares of restricted stock to vest over the next three years beginning six months from the effective date of this agreement and ending on the third anniversary date of this agreement.  Ms. Wong was also entitled to an annual transportation allowance of RMB 60,000 and a fixed reimbursement of expenses for annual leave for each calendar year in the amount of RMB 40,000.  In addition, in the event the Company terminated Ms. Wong’s employment without Cause or Ms. Wong resigned for Good Reason (each as defined in the Wong Employment Agreement), the Company would have paid to Ms. Wong an amount equal to 50% of the employee’s then-current annual base salary at the time she was terminated.

Effective January 21, 2011 the Company and Ms. Wong entered into an Amended and Restated Employment Agreement (the “Amended Wong Employment Agreement”) pursuant to which Ms. Wong receives an annual base salary of RMB 970,872 (approximately US $146,116) net of Chinese income tax per full year of employment in her new role as Managing Director of the Company.  In addition, Ms. Wong is eligible for a discretionary cash performance bonus each year targeted at 20% of her then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors and Compensation Committee. In addition, the Company granted Ms. Wong 100,000 shares of options to vest a third on each of December 31, 2011, December 31, 2012, and December 31, 2013, subject to her continued employment with the Company.  Ms. Wong was also granted a one-time cash bonus of US $40,000 for her promotion.  Ms. Wong continues to be eligible for a maximum reimbursement amount of RMB 30,000 per month for accommodation expenses in Beijing, China, an annual transportation allowance of RMB 60,000, and a fixed reimbursement of expenses for annual leave in the amount of RMB 40,000.  In addition, in the event the Company terminates Ms. Wong’s employment without Cause or Ms. Wong resigns for Good Reason (each as defined in the Wong Employment Agreement), the Company shall pay to Ms. Wong an amount equal to 50% of the employee’s then-current annual base salary at the time she is terminated.

Employment Agreement with Clark R. Moore (Existing Employee)
On November 16, 2009, the Company and Mr. Clark R. Moore, the Company’s Corporate Counsel and Assistant Secretary, entered into an Employment Relationship (the “Moore Employment Relationship”) pursuant to which Mr. Moore became a part-time employee of the Company.  Pursuant to the Moore Employment Relationship, Mr. Moore receives a monthly base salary of $10,000, based on a minimum work schedule of 55 hours per month.  For all hours exceeding 55 hours worked per month, he is compensated at an hourly rate of $210 per hour, rounded to the nearest 1/10 hour.  In the event the Company terminates Mr. Moore’s employment without Cause (as defined in the Moore Employment Relationship), Mr. Moore shall become immediately and fully vested in all options and restricted shares held by him.

Relationships with Li Xiangdong
During the third quarter of 2009, the Company conducted its enhanced oil recovery and production business prior to incorporation of its Chinese joint venture company, Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited (Dong Fang), through an arrangement with Tongsheng, a subsidiary of the family owned business of Mr. Li Xiangdong (LXD). Upon the incorporation of Dong Fang in China on September 24, 2009, LXD became a 24.5% interest owner in Dong Fang. The patent application rights and related technology for the specialty chemicals and processes in this business have been contributed to Dong Fang by LXD. The original arrangement with Tongsheng was necessary because, pending the incorporation of Dong Fang, the Company was not licensed in China to purchase, blend or sell chemicals. Dong Fang does not presently have a license to manufacture finished chemicals. Under the most current arrangement with Tongsheng for finished product sales, Tongsheng purchases raw chemicals from Dong Fang, manufactures specialty blends of chemicals using technology developed by LXD, and sells the finished product to the Company’s customers. Tongsheng remits to the Company revenues it collects in advance of delivering finished product to customers and bills the Company for the related costs.

Oyo Field Transaction with CAMAC Energy Holdings Limited and Affiliates
See Note 5 of our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010 regarding the Oyo Field transaction in April, 2010, which resulted in a change in control of the Company and began a related party relationship with the new majority owner and additional parties.  Dr. Kase Lawal, the Company’s current Chief Executive Officer, and Chairman of the Company’s Board of Directors is the Chairman of CEHL. Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CAMAC Energy Holdings Limited.  As a result, Dr. Lawal may be deemed to have an indirect material interest in agreements related to the Oyo Field involving CEHL.

Technical Services Agreement with CEHL
On April 7, 2010, CEHL entered into a technical services agreement with the Company to provide the Company with certain technical services with respect to the Oyo Field.  In consideration for these services, the Company paid CEHL (i) an initial monthly service fee of $400,000 per month for the initial three months, plus out-of-pocket expenses, commencing immediately following the closing, with the monthly service fee to be negotiated after the initial three months, and (ii) $1.6 million for service-related expenses incurred by CEHL prior to the closing, due and payable from proceeds received by the Company under the PSC following the closing.  The technical service agreement has an initial term of five years, but is terminable upon 30 days’ prior written notice by the Company. The technical services agreement was terminated on March 31, 2011.

Right of First Refusal Agreement with CEHL
On April 7, 2010, the Company and CEHL entered into a Right of First Refusal Agreement, pursuant to which, for a period of five years following that date,  CEHL has granted to the Company a right of first refusal with respect to any and all licenses, leases and other contract rights for the exploration or production of oil or natural gas currently held by or hereafter acquired by or arising and inuring to CEHL that CEHL offers for sale, transfer, license or other disposition, other than such sales that occur in the ordinary course of business, subject to certain terms and conditions as set forth therein.

Oyo Field Supplemental Agreement with CEHL
On April 7, 2010, CEHL, Allied Energy PLC, a wholly-owned subsidiary of CEHL (“Allied”), and CAMAC Petroleum Limited, the Company’s wholly-owned Nigerian subsidiary (“CPL”), entered into the Oyo Field Agreement (the “Supplemental Agreement”) to provide certain management rights as it relates to the Contract Rights.  In addition, the parties agreed that if any non-Oyo Field operating costs incurred prior to the date of the Supplemental Agreement exceed $80,000,000, then Allied shall indemnify CPL for any decrease in CPL’s allocation of “profit oil” and “cost oil” from the Oyo Field from what would have otherwise been allocated to CPL in the absence of such prior non-Oyo Field operating costs in excess of $80,000,000.  The Supplemental Agreement also provides that CEHL will indemnify CPL for any negative effect on CPL’s share of “profit oil” in certain circumstances.  The Supplemental Agreement expires when the Oyo Field has been abandoned and all applicable filing and reporting requirements relating to CPL’s interest in the Oyo Field have been satisfied or are no longer applicable.

On February 15, 2011, Allied, CEHL and CPL entered into the Amended and Restated Oyo Field Agreement Hereby Renamed OML 120/121 Management Agreement (the “Management Agreement”). Under the Management Agreement, the arrangements entered into pursuant to the Supplemental Agreement were extended to cover the entirety of OML 120/121 and that the indemnities described above with respect to non-Oyo Field operating costs provided for under the Oyo Field Agreement were removed.

Registration Rights Agreement with CEHL
On April 7, 2010, the Company and CEHL entered into a Registration Rights Agreement, pursuant to which the Company was required to prepare and file with the SEC a registration statement on Form S-3 covering the resale of the Consideration Shares, in addition to providing unlimited “piggyback” registration rights to CEHL with respect to the Consideration Shares, in each case, subject to certain limitations and conditions.  If any Consideration Shares were not covered by a registration statement within 18 months following the closing date, the Company would be required to pay liquidated damages to CEHL.  As required, the Company filed a related Form S-3 with the SEC on May 21, 2010, which became effective on June 4, 2010.

On February 15, 2011, the Company and CEHL entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the SEC one or more registration statements covering the resale of any and all shares of the common stock of the Company issued to Allied under an option-based consideration structure pursuant to the Purchase Agreement, in addition to providing certain “piggyback” and other registration rights to CEHL with respect to the shares issued, in each case, subject to certain limitations and conditions.  Each registration statement must be filed within 15 days of the Company’s receipt of Allied’s election to receive shares under the Purchase Agreement (subject to such notice being received within 15 days of the occurrence of a milestone under the Purchase Agreement).  If any shares are not covered by a registration statement within 90 days following the required filing date of the registration statement, then the Company is required to pay liquidated damages to CEHL.

OML 120/121 Agreement with CAMAC Energy Holdings Limited and Affiliates
On December 10, 2010, the Company entered into a Purchase and Continuation Agreement (the “Purchase Agreement”) with CEHL, superseding earlier related agreements.  Pursuant to the Purchase Agreement, the Company agreed to acquire CEHL’s full remaining interest (the “OML 120/121 Transaction”) in the OML 120/121 PSC (the “Non-Oyo Contract Rights”).  In April 2010 the Company had acquired from CEHL the Oyo Contract Rights in the OML 120/121 PSC. This transaction closed on February 15, 2011. Upon consummation of the acquisition of the Non-Oyo Contract Rights under the Purchase Agreement, the Company acquired CEHL’s full interest in the OML 120/121 PSC.

In exchange for the Non-Oyo Contract Rights, the Company agreed to an option-based consideration structure and paid $5.0 million in cash to Allied upon the closing of the OML 120/121 Transaction on February 15, 2011. The Company has the option to elect to retain the Non-Oyo Contract Rights upon payment of additional consideration to Allied as follows:

a.
First Milestone:  Upon commencement of drilling of the first well outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights upon payment to CEHL of $5 million (either in cash, or at Allied’s option, in shares);

b.
Second Milestone:  Upon discovery of hydrocarbons outside of the Oyo Field under the PSC in sufficient quantities to warrant the commercial development thereof, the Company may elect to retain the Non-Oyo Contract Rights upon payment to CEHL of $5 million (either in cash, or at Allied’s option, in shares);

c.
Third Milestone:  Upon the approval by the Management Committee (as defined in the PSC) of a Field Development Plan with respect to the development of non-Oyo Field areas under the PSC, as approved by the Company, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $20 million (either in cash, or at Allied’s option, in shares); and

d.
Fourth Milestone:  Upon commencement of commercial hydrocarbon production outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights (with no additional milestones or consideration required thereafter following payment in full of the following consideration) upon payment to Allied, at Allied’s option of (i) $25 million in shares, or (ii) $25 million in cash through payment of up to 50% of the Company’s net cash flows received from non-Oyo Field production under the PSC.

If any of the above milestones are reached and the Company elects not to retain the Non-Oyo Contract Rights at that time, then all the Non-Oyo Contract Rights will automatically revert back to CEHL without any compensation due to the Company and with CEHL retaining all consideration paid by the Company to date.

The Purchase Agreement contained the following conditions to the closing of the Transaction: (i) CPL, CAMAC International (Nigeria) Limited (“CINL”), Allied, and Nigerian Agip Exploration Limited (“NAE”) must enter into a Novation Agreement in a form satisfactory to the Company and CAMAC Energy Holdings Limited and that contains a waiver by NAE of the enforcement of Section 8.1(e) of the PSC (providing for the continued waiver by NAE of its entitlement to “profit oil” in favor of Allied), and that notwithstanding anything to the contrary contained in the PSC, the profit sharing allocation set forth in the PSC shall be maintained after the consummation of the Transaction; (ii) the Company, and CEHL must enter into a registration rights agreement with respect to any shares issued by the Company to Allied at its election as consideration upon the occurrence of any of the above-described milestone events, in a form satisfactory to the Company and CEHL; and (iii) the Oyo Field Agreement, dated April 7, 2010, by and among the Company, CEHL and Allied, must be amended in order to remove certain indemnities with respect to Non-Oyo Operating Costs (as defined therein). In addition, CEHL must deliver the Data and certain equipment to the Company in as-is condition.  The Company agreed to limited waivers of certain of these closing conditions under the Limited Waiver Agreement.

 Dr. Kase Lawal, the Company’s current Chief Executive Officer, Chairman and member of the Board of Directors, is a director of each of CEHL, CINL, and Allied.  Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL.  As a result, Dr. Lawal may be deemed to have an indirect material interest in the transaction contemplated by the OML 120/121 Agreement.  Chairman Lawal recused himself from participating in the consideration and approval by the Company’s Board of Directors of the OML 120/121 Transaction.

Limited Waiver Agreement
On February 15, 2011, the Company, CPL, CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited (“CINL”), and Allied entered into a Limited Waiver Agreement Relating to Purchase and Continuation Agreement (the “Limited Waiver Agreement”).  Under the Limited Waiver Agreement, the Company and CPL agreed to waivers of certain conditions to closing under the Purchase and Continuation Agreement, dated December 10, 2010, among the Company, CPL, and CEHL (the “Purchase Agreement”), permitting CEHL to cure a certain lien (the “Lien”) and deliver certain data (the “Data”) within ten days of the closing of the Purchase Agreement.  The Company also indefinitely waived the requirement that CEHL deliver certain equipment and related materials.  The parties agreed that if CEHL fails to discharge the Lien and deliver the Data within ten business days of the closing of the Purchase Agreement, the Company may rescind and terminate the Purchase Agreement, subject to the approval of NAE, and in any event elect to receive a refund with interest of the initial $5 million cash payment made in connection with closing or seek indemnification and other claims without regard to certain limitations on indemnification in the Purchase Agreement.

Second Novation Agreement
 On February 15, 2011, the Non-Oyo Contract Rights were assigned and assumed pursuant to a Second Agreement Novating Production Sharing Contract (the “Second Novation Agreement”) by and among Allied, CINL, Nigerian NAE, and CPL.  The Second Novation Agreement provides for the novation of the Non-Oyo Contract Rights from CEHL to CPL, a wholly-owned subsidiary of the Company, and consent to the novation by NAE, the operator under the OML 120/121 PSC.  The Second Novation Agreement further provides for the continued waiver by NAE of its entitlement to “profit oil” in favor of Allied pursuant to Section 8.1(e) of the OML 120/121 PSC, and that notwithstanding anything to the contrary contained in the OML 120/121 PSC, the profit sharing allocation set forth in the OML 120/121 PSC shall be maintained after the consummation of the Transaction.

Indemnification Agreements
The Company has entered into a stockholder-approved Indemnification Agreement with many of its current officers and directors.

Transactions with Related Parties

	As of		As of
	December 31,		December 31,
(In thousands)	2010	2009	2010	2009
	Receivables	Receivables	Payables	Payables
EORP related parties	$39	$55	$-	$538
CEHL	$-	$-	$2,244	$-
U.S. executive bonuses	$-	$-	$400	$200
Total	$39	$55	$2,644	$738

	Years Ended
	December 31,
(In thousands)	2010	2009
	Purchases Charged to Income
CEHL	$3,471	$-

The Company has adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees, the text of which has been posted on the Company’s website (www.camacenergy.com).  Among other provisions, the Code provides that all officers, directors and employees shall avoid all conflicts of interest or improper or unlawful conduct and even the appearance thereof, and, further, that only the Board of Directors of the Company may waive a conflict of interest or any other non-compliance with the Code.  Although the Company has not adopted a formal policy that covers the review and approval of related party transactions by the Board, in accordance with the Code and Section 144 of the DGCL, it is the practice of the Board of Directors to review each contract or transaction between the Company and its directors, officers or employees, including the material facts as to the relationship or interest and as to the contract or transaction, determine in good faith whether such contract or transaction is fair as to the Company, and to approve or ratify such contract or transaction if the Board of Directors determines the contract or transaction to be fair as to the Company and in good faith authorizes the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum.

Each of the above-referenced related party transactions were approved by the Company’s Board of Directors or the Compensation Committee of the Board, save for the Tongsheng Arrangement and Mr. Abiola Lawal’s Secondment, provided, however, that (i) while the Tongsheng Arrangement was not directly approved by the Company’s Board of Directors, the Company’s Board of Directors did approve the acquisition of the EORP technology, the formation of Dong Fang and transactions related thereto and in furtherance thereof, and (ii) while the Secondment was not directly approved by the Company’s Board of Directors, the Company’s Board of Directors did approve the financial terms of Mr. Abiola’s secondment from CIC.

Director Independence

The Board has determined that the majority of the current directors and majority of the director nominees proposed at this annual meeting are comprised of "independent directors" within the meaning of applicable NYSE Amex listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002, as amended. Except for Dr. Kase Lukman Lawal, all current directors and director nominees proposed in this proxy are independent.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected RBSM LLP (“RBSM”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.  RBSM was the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2010 and 2009.

We are asking our stockholders to ratify the selection of RBSM as our independent registered public accounting firm.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of RBSM to our stockholders for ratification as a matter of good corporate practice.  In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by RBSM that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accounting firms and their clients during the last fiscal year.  Representatives of RBSM will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

RBSM examined, as independent auditors, the financial statements of the Company for the years ended December 31, 2009 and 2010.  The following table shows the fees billed to us by RBSM for the audit and other services rendered by RBSM during fiscal 2009 and 2010.  The Company’s Audit Committee has determined that the non-audit services rendered by RBSM were compatible with maintaining RBSM’s independence.

	2009	2010
Audit Fees (1)	$127,936	$265,969
Audit-Related Fees (2)	1,921	12,625
Tax Fees	4,725	5,950
Total	$134,582	$284,544
______________

1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal controls over financial reporting and review of our quarterly financial statements, as well as audit services provided in connection with other statutory or regulatory filings.

2)	Audit-related fees consisted primarily of accounting consultations.

Pre-Approval Policies and Procedures

All audit-related and other services rendered by RBSM were pre-approved by the Audit Committee before RBSM was engaged to render such services.  It is the Audit Committee’s standard practice to require pre-approval by the Committee of all audit, audit-related, tax and other services rendered by RBSM.  The Audit Committee is solely responsible for selecting, hiring and replacing our external auditors. The Committee also pre-approves fees for both audit and non-audit services. In reaching decisions on these matters, the Committee confirms the independence of the external auditors and whether the services to be provided are permissible under applicable rules and regulations. The Committee evaluates the competency of the external audit firm and assesses its fee schedule for reasonableness.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of RBSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL 3

APPROVAL OF AN AMENDMENT THAT INCREASES THE

NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

UNDER OUR 2009 EQUITY INCENTIVE PLAN BY 6,000,000 SHARES

On April 11, 2011 our Board approved an amendment to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”), which increases the number of shares that may be granted during the life of the 2009 Plan by 6,000,000 shares. Under this Proposal No. 3, the Company’s stockholders are being asked to approve the amendment.  If Proposal No. 3 is not approved by the Company’s stockholders, the Company will continue to operate the 2009 Plan pursuant to its current provisions.

Summary of the 2009 Plan

For a summary of the terms of the 2009 Plan, please see “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—2009 Equity Incentive Plan” above.

Reasons for and Purpose of the Amendment

The reason for the Amendment is solely to increase the shares available for issuances under the 2009 Plan in order for the Company to be able to issue additional equity under the 2009 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of the Company’s business.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

As of December 31, 2010, options to purchase an aggregate of 2,079,570 shares of Common Stock and restricted stock grants of an aggregate of 1,387,739 shares of Common Stock had been issued under the 2009 Plan. The 2009 Plan terminates on June 3, 2019.

The amendment would increase the number of shares that may be granted during the life of the 2009 Plan by 6,000,000 shares. This proposed increase in shares puts our potential dilution at approximately 12.9% of the number of shares outstanding at   May 13, 2011.

This dilution level of 12.9% is calculated based on the following as of May 13, 2011:

●	154,365,701 shares of Common Stock issued and outstanding

●	3,611,109 options granted and outstanding under two existing plans but not exercised

●	1,380,078 shares available for grants under existing 2009 Plan

●	8,960,664 shares issuable under outstanding 2007 and 2010 warrants

●	6,000,000 shares to be authorized under this proposed amendment

Based on these figures, the Company’s fully-diluted outstanding is 174,317,552 shares. A total of 305,823 unvested restricted shares of Common Stock have been issued and are included in the preceding number of shares of Common Stock issued and outstanding.

The Company is asking stockholders now to increase the number of shares available for grants under the 2009 Plan to a modest level that the Company believes will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2009 Plan through 2013.

The Board of Directors unanimously recommends a vote FOR the approval of an amendment that increases the number of shares of Common Stock available for issuance under the Company’s 2009 Equity Incentive Plan by 6,000,000 shares.

Amendment of the 2009 Plan

Specifically, under this Proposal No. 3, the Company’s stockholders are being asked to approve an amendment to clause (a) of Section 3 of the 2009 Plan such that the paragraph would provide in its entirety as follows:

“Stock Subject to the Plan.  Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is twelve million (12,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

The other paragraphs of Section 3 and all other sections of the 2009 Plan would remain unchanged.

Vote Required to Approve the Amendment to the 2009 Plan

Under our Bylaws, the affirmative vote of the majority of the shares of Common Stock present or represented at the meeting and entitled to vote on the matter is required for the approval of the amendment to the 2009 Plan. Accordingly, for purposes of approval under our Bylaws, shares abstaining and broker non-votes will have no effect on voting on this proposal.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON MANAGEMENT COMPENSATION

At the Meeting, you will be asked to vote on a non-binding, advisory resolution, commonly known as management “say-on-pay,” to approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and related tables and narrative disclosure on pages 16 to 41 of this Proxy Statement.  This advisory stockholder vote gives you the opportunity to endorse or not endorse the compensation we pay our named executive officers.

The Company and its Board and Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this Proxy Statement.  We believe that our compensation policies and procedures are competitive, focused on pay for performance and strongly aligned with the long-term interests of our stockholders.  They enable us to attract and retain talented executives who are critical to our business objectives of high growth and strong execution.  We believe that our compensation philosophies, policies and objectives do not present or encourage excessive or unacceptable risks.  As always, the Compensation Committee will continue to review all elements of the executive compensation program on a regular basis and external trends in compensation and take any steps it deems necessary to continue to fulfill the objectives of the program.  Among other things:

1.	The Company’s compensation philosophy is to pay at or near the 50th percentile;
2.	Compensation decisions are made by an independent Compensation Committee;
3.	The Compensation Committee also has an independent compensation consultant that advises them;
4.	The majority of compensation paid to the NEO’s is variable and at-risk; and
5.	The annual and long-term incentive payouts are performance based, even though they are discretionary by the Compensation Committee.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s management compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board.  This means it will not overrule any decision by the Company or the Board, create or change any fiduciary duties of the Company, the Board or its Compensation Committee, or create, reverse or nullify any legal obligation of the Company.  However, the Compensation Committee will consider the outcome of the vote when reviewing and determining future management compensation arrangements.

Accordingly, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2011 annual general meeting of stockholders:

RESOLVED, that the stockholders of CAMAC Energy Inc. (the “Company”) approve the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2011 annual stockholders meeting.

The Board recommends that you vote “FOR” the proposal to approve the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement.

Under our Bylaws, the affirmative vote of the majority of the shares of Common Stock present or represented at the meeting and entitled to vote on the matter is required for the approval of the proposal.  Accordingly, for purposes of approval under our Bylaws, shares abstaining and broker non-votes will have no effect on voting on this proposal.

PROPOSAL 5

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY

OF THE ADVISORY VOTE ON MANAGEMENT COMPENSATION

At the Meeting, you will be asked to vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 4 in this Proxy Statement.  Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every 1, 2 or 3 years.  Stockholders may also abstain from voting on the matter.

The Board recommends an advisory vote on executive compensation every three years because such period coincides with longer term compensation awards and the Company’s Compensation Committee’s belief that long-term incentive based equity compensation is an important component of the Company’s overall compensation program, particularly equity grants that have a three or more year vesting period.

Because your vote is advisory, it will not be binding upon the Company or the Board.  This means it will not overrule any decision by the Company or the Board, create or change any fiduciary duties of the Company, the Board or its Compensation Committee, or create, reverse or nullify any legal obligation of the Company.  However, the Board will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on management compensation.

The Board recommends voting for an advisory stockholder vote on management compensation every three years.  We emphasize, however, that you are not voting to approve or disapprove the Board’s recommendation.  Instead, your proxy card provides you with four options regarding this non-binding, advisory proposal.  You may cast an advisory vote for the stockholder vote on management compensation to occur every 1, 2 or 3 years, or you may abstain from voting on the matter.

The affirmative vote of a majority of the votes cast at the Meeting is required for advisory (non-binding) approval of one of the alternatives presented (1, 2 or 3 years). If none of the alternatives presented receive a majority vote, we will consider the alternative receiving the highest number of votes cast by our stockholders to be the frequency that has been selected on an advisory basis by our shareholders.  However, because the vote is advisory (non-binding), the Board may decide that it is in the best interest of the Company to hold an advisory vote more or less frequently than that receiving the highest number of votes.

Accordingly, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2011 annual general meeting of stockholders:

RESOLVED, that the stockholders of CAMAC Energy Inc. (the “Company”) determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement is:  EVERY 3 YEARS.

The Board recommends that you vote to hold an advisory vote on the compensation of the Company’s named executive officers every three years.

The option among these choices that receives a plurality of votes cast by the shares present or represented at the meeting and entitled to vote on the matter will be deemed to have received the advisory approval of our stockholders.  Abstentions and broker non-votes will not be treated as a vote for or against a particular frequency and will not affect the outcome of this proposal.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Meeting, it is the intention of the persons named in the accompanying proxy card to vote proxies received in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors.  Stockholders who wish to communicate with the Board may write to it at the following address:

Board of Directors
CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2575
Houston, Texas 77056

These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of CAMAC Energy Inc. at 1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056, no later than the close of business on February 24, 2012.  A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our Bylaws will not be included.  The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.  If the date of next year’s annual meeting is more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and send our proxy materials.  Such proposals also will need to comply with Rule 14a-8 and our Bylaws regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Other than nominations proposed in accordance with Rule 14a-8 under the Exchange Act, nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board of Directors or (iii) by any stockholder of our Company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the applicable notice procedures set forth in our Bylaws.  For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments thereto, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year.  Such written requests should be directed to our Corporate Secretary, at our address listed on the top of page one of this Proxy Statement.  A copy of our Annual Report on Form 10-K, and any amendments thereto, is also made available on our website after it is filed with the SEC, and the Company’s Proxy Statement and 2010 Annual Report are available for viewing online at https://www.iproxydirect.com/CAK .

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors, the ratification of the appointment of the accountants of the Company, the approval of an amendment to our 2009 Equity Incentive Plan that increases the number of shares of Common Stock available for issuance under the Plan by 6,000,000, the advisory vote on the compensation of our management and the advisory vote on the frequency of the advisory vote on the compensation of our management.  Should any other matters be properly presented, it is intended that any proxies received will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors

May 13, 2011	By:	/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – June 24, 2011

CONTROL ID:	«CONTROL_ID»
REQUEST ID:	«REQUEST_ID»
The undersigned stockholder of CAMAC ENERGY INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 13, 2011, and hereby constitutes and appoints Dr. Kase Lukman Lawal, Corporate Chief Executive Officer, and Clark R. Moore, Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on June 24, 2011, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

«NAME_1» «NAME_2» «NAME_3» «NAME_4» «ADDRESS_1» «ADDRESS_2» «ADDRESS_3»
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CAK
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CAMAC ENERGY INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR ALL	AGAINST	FOR ALL EXCEPT
	To elect members to our Board of Directors.		☐
	01) Dr. Kase Lukman Lawal			☐	☐
	02) Dr. Lee Patrick Brown			☐	☐	CONTROL ID:	«CONTROL_ID»
	03) William E. Campbell			☐	☐	REQUEST ID:	«REQUEST_ID»
	04) J. Kent Friedman			☐	☐
	05) John Hofmeister			☐	☐
	06) Ira Wayne McConnell			☐	☐
	07) Hazel R. O’Leary			☐	☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approve the ratification of RBSM LLP as the Company’s independent registered public accounting firm for fiscal year 2011.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	Approve an amendment that increases the number of shares of Common Stock available for issuance under the Company’s 2009 Equity Incentive Plan by 6,000,000 shares.		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	Advisory (non-binding) vote on management compensation.		☐	☐	☐

Proposal 5		à	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	Advisory (non-binding) vote on the frequency of the advisory vote on management compensation.		☐	☐	☐	☐

Proposal 6						MARK HERE FOR ADDRESS CHANGE ☐
	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.					New Address (if applicable): ________________________ ________________________ ________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND “THREE YEARS” FOR PROPOSAL 5.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL NOT BE VOTED FOR ANY NOMINEE (UNLESS YOU ARE A REGISTERED HOLDER, IN WHICH CASE IT WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE), AND FOR (A) THE RATIFICATION OF THE SELECTION OF RBSM LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT, (B) APPROVAL OF THE INCREASE IN SHARES UNDER THE 2009 PLAN, (C) THE ADVISORY VOTE FOR THE APPROVAL OF MANAGEMENT COMPENSATION AND (D) THREE YEARS WITH RESPECT TO THE FREQUENCY OF ADVISORY VOTE ON MANAGEMENT COMPENSATION.  IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED MAY 13, 2011 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2011